UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012

Rio Bravo Oil, Inc.

(Formerly known as Soton Holdings Group, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54564	42-1771917

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5858 Westheimer, Suite 699, Houston, TX		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 787-9060

Soton Holdings Group, Inc.

180 Madison Avenue, Suite 1702, New York, NY 10016

(Former name or former address, if changed since last report)

(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

In January 2012, Rio Bravo Oil, Inc. (f/k/a/ Soton Holdings Group, Inc., a Nevada corporation (the “Company”) determined to change its business plan to focus on the oil and gas industry and to seek, investigate, and, if warranted, acquire one or more properties or businesses in the oil and gas industry, and to pursue other related activities intended to enhance shareholder value. The acquisition of the oil and gas assets described herein was undertaken in furtherance of that strategy.

The Management of the Company has adopted a strategy of developing a growth-focused independent energy and production company with a focus on development of proven undeveloped reservoirs and expansion of fields through unconventional methods of resource development. The Company has begun to execute this strategy through acquisition and aggregation of certain working interests located within the Luling Edwards, Darst Creek Luling Branyon, and Salt Flat fields in Texas, (collectively referred to as the “Luling Edwards Fields”). It is the Company’s strategy to acquire certain significant working interests and assets with productive Edwards reservoirs, and to additionally acquire additional rights associated with its targeted leases, to obtain secondary development opportunities. The majority of the initially targeted assets will be acquired through two simultaneous transactions:

Pan American Oil Company, LLC Share Exchange Agreement

Background.

In July 2011, Pan American Oil Company, LLC, a Texas limited liability company (“Pan American”) entered into a preliminary purchase and sale agreement with Rio Bravo Oil, LLC in which Pan American agreed to purchase all of Rio Bravo Oil, LLC’s right, title and interest in its approximate 27% working interest and 23% net revenue interest in certain leaseholds in the Luling-Edwards Field. The purchase price was approximately $1.5 million in cash with a requirement to close on or before November 30, 2011. The agreement was subsequently modified to include Rio Bravo’s approximate 3.345% working interest and 12.5% net revenue interest (after overrides) in certain leaseholds in the Bateman Field and the purchase price was increased to include approximately an additional $1.7 million in cash with the acquisition date extended until Pan American was able to arrange funding. In February 2012 the agreement was modified again such that the assets included in the amended purchase and sale agreement included the original Luling-Edwards Field leaseholds and an option to purchase the Bateman Field leaseholds. This transaction closed on February 13, 2012. In November 2011, Pan American Oil entered into two separate purchase and sale agreements with entities that were sold partial interests in the Luling-Edwards field by Rio Bravo Oil, LLC in March 2010. The agreements called for Pan American to purchase approximately 20.75% net revenue interest and 30% working interest in the leaseholds in the Luling-Edwards field and had a combined purchase price of $300,000 in cash and the contingent requirement of Pan American, if it was to be acquired by a public company, to deliver $500,000 worth of shares of preferred stock Pan American acquired in its sales to the public company

Share Exchange Agreement.

On February 13, 2012, the Company entered into a Share Exchange Agreement (“SEA”) with Pan American pursuant to which the Company (a) exchanged 5,500,000 shares of its Series A Convertible Redeemable Preferred Stock for 100% of the members’ ownership interest in Pan American, (b) assumed $2,667,250 of Pan American debt and (c) assumed approximately $350,000 in Pan American short term liabilities primarily comprising transaction expenses and securities laws compliance expense incurred in connection with the transaction.

The Pan American debt assumed by the Company included (a) an obligation in the face amount of approximately $600,000 payable by Pan American to GS Izzy, LLC, (b) an obligation in the face amount of approximately $1,300,000 payable to ABS Energy Exploration, LLC, (c) an obligation in the amount of approximately $111,000 payable by Pan American to certain of its affiliates, (d) the satisfaction of an obligation in the face amount of $506,250 payable by Pan American to the Company and (e) the satisfaction of an obligation in the amount of $150,000 payable by Pan American to the Company.

The Series A Convertible Redeemable Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 shares (calculated based on Company Common Stock issued and outstanding subsequent to a pending forward 30 for one stock split scheduled to be effective on or about February 15, 2012) and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations).

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As a result of the transaction, Pan American became a wholly-owned subsidiary of the Company. The transaction was the first step in the execution of the Company’s strategy to acquire interests in the oil and gas industry. Pan American has heretofore aggregated certain oil and gas working interests and assets. Specifically, as a part of the Pan American Share Exchange, the Company will acquire the following interests and assets:

•	Aggregation through various purchases of a minimum of a 63.5% working interest in the Luling Edwards Fields
•	An option to purchase a 15% working interest in the Bateman field

Each interest is subject to a 20% carried interest in favor of a third party

A copy of the SEA is attached as Exhibit 10.1

Other Transactions.

In the future, the Company also plans to enter into:

•	an Asset Purchase Agreement (“APA”) whereby the Company would acquire a 25% working interest in the Luling Edwards Fields through an Asset Purchase Agreement with Numa Luling, LLC, a Texas limited liability company. In connection with this acquisition, the Company plans to issue a total of 4,000,000 shares of Series B Convertible Preferred Stock—(a) 3,250,000 shares in connection with the purchase of the Numa Luling assets and (b) the Company will sell 750,000 Series B Preferred shares to Numa Luling for $750,000 cash. The Series B Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a .75 for one basis into an aggregate of 5,333,333 shares (calculated based on Company Common Stock issued and outstanding subsequent to a pending 30 for one forward stock split estimated to be effective on or about February 15, 2012).
•	An agreement to purchase an 80% working interest (20% carried interest is retained by Seller) in the Caltex leasehold from Eagle Ford Oil Co., LLC (shallow and deeper rights associated with the Luling Edwards Fields leasehold) for $1,800,000. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase

The Company will file another Current Report on Form 8-K upon completion of these transactions.

On December 21, 2011, the Company borrowed $200,000 from Michael J. Garnick evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on February 15, 2012. As an inducement to making the loan, the Company issued 3,000 shares of its Common Stock to the holder, which following the thirty for one forward split to be implemented by the Company on or about February 15, 2012 will be 90,000 shares on a post-split basis.

On January 5, 2012, the Company lent $150,000 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

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On February 9, 2012, the Company lent $506,250 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above which is incorporated in its entirety by this reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 13, 2012, the Company entered into a Share Exchange Agreement (“SEA”) with Pan American pursuant to which the Company (a) exchanged 5,500,000 shares of its Series A Convertible Redeemable Preferred Stock for 100% of the members’ ownership interest in Pan American, (b) assumed $2,667,250 of Pan American debt and (c) assumed approximately $350,000 in Pan American short term liabilities primarily comprising transaction expenses and securities laws compliance expense incurred in connection with the transaction.

The Pan American debt assumed by the Company included (a) an obligation in the face amount of approximately $600,000 payable by Pan American to GS Izzy, LLC, (b) an obligation in the face amount of approximately $1,300,000 payable to ABS Energy Exploration, LLC, (c) an obligation in the amount of approximately $111,000 payable by Pan American to certain of its affiliates, (d) the satisfaction of an obligation in the face amount of $506,250 payable by Pan American to the Company and (e) the satisfaction of an obligation in the amount of $150,000 payable by Pan American to the Company.

The Series A Convertible Redeemable Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 shares (calculated based on Company Common Stock issued and outstanding subsequent to a pending forward 30 for one stock split scheduled to be effective on or about February 15, 2012) and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations).

On December 21, 2011, Michael J. Garnick advanced a loan to the Company in the amount of $200,000. As an inducement for the advancement of the loan, the Company issued 3,000 shares of Company Stock (90,000 shares on a post-split basis) to Michael J. Garnick.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 10, 2012, the Board appointed and elected Thomas D. Bowman, Carlos E. Buchanan II and Lynden Rose as directors of the Company with immediate effect. Immediately thereafter, Paul Vassilakos submitted his resignation as President, Treasurer and a director of the Company and Miles Leahy submitted his resignation as Secretary and a director of the Company. Subsequently, on February 10, 2012, the Company’s Board appointed Thomas D. Bowman to the offices of President and Chief Executive Officer; Carlos E. Buchanan II to the offices of Treasurer and Chief Financial Officer and Lynden Rose to the office of Secretary of the Company. The biographies of Messrs. Bowman, Buchanan and Rose are included in Item 5.06, below, and are incorporated by this reference.

Item 5.03 Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year

On January 19, 2012, the Company approved an amendment of its Articles of Incorporation to (a) change the name of the Company from Soton Holdings Group, Inc. to “Rio Bravo Oil, Inc.”, (b) increase the authorized common stock from 75,000,000 shares, par value $0.001, to 120,000,000 shares, par value $0.001, and (c) create a class of preferred stock, consisting of 30,000,000 shares, par value $0.001, the rights, privileges, and preferences of which may be set by the Company’s Board of Directors without further shareholder approval. The Company’s shareholders also granted the Board of Directors the authority to amend the Company’s Articles of Incorporation in the future for the purpose of effectuating a forward stock split at a ratio between 2-for-1 and 35-for-1 without further approval by the shareholders. On February 10, 2012, the Company’s Board of Directors took action to implement a thirty for one forward split of the Company’s Common Stock, effective February 15, 2012. On February 10, 2012, the Company filed an amendment to its articles of incorporation with the Nevada Secretary of State related to the forward split of the Company’s Common Stock, effective February 15, 2012.

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On February 13, 2012, the Company filed a Certificate of Designations with respect to 15,500,000 shares of its Series A Convertible Redeemable Preferred Stock with the Nevada Secretary of State.

On February 13, 2012, the Company’s Board of Directors approved the change in the Company’s fiscal year end from September 30 to December 31, with immediate effect to conform the Company’s fiscal year to the fiscal year of Pan American.

Item 5.06      Change in Shell Company Status.

Prior to our entry into the SEA we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into these agreements and becoming active in the oil and gas exploration business, we ceased to be a shell company.  There has also resulted in a change of control of our company.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Rio Bravo Oil”, "we", "our", the "Company" and similar terms refer to Rio Bravo Oil, Inc. (f/k/a/ Soton Holdings Group, Inc.), a Nevada corporation.

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OUR BUSINESS

Background.

Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) (the “Company”) was incorporated under the laws of the State of Nevada on June 9, 2010 and was originally in the business of wine distribution. The Company is a “publicly-reporting company” subject to the reporting requirements of the Securities Act of 1934. The Company’s common shares are traded on the Over-the-Counter Bulletin Board under the symbol “RIOB”. Since inception, and prior to its acquisition of the oil interests described herein, the Company had not engaged in any substantial business. In December 2011, the Company determined to change its business plan to focus on the oil and gas industry and to seek, investigate, and, if warranted, acquire one or more properties or businesses in the oil and gas industry, and to pursue other related activities intended to enhance shareholder value. The acquisition of the oil and gas assets described herein was undertaken in furtherance of that strategy.

The Management of the Company has adopted a strategy of developing a growth-focused independent energy and production company with a focus on development of proven undeveloped reservoirs and expansion of fields through unconventional methods of resource development. The Company has begun to execute this strategy through acquisition and aggregation of certain working interests located within the Luling Edwards, Darst Creek Luling Branyon, and Salt Flat fields in Texas, (collectively referred to as the “Luling Edwards Fields”). It is the Company’s strategy to acquire certain significant working interests and assets with productive Edwards reservoirs, and to additionally acquire additional rights associated with its targeted leases, to obtain secondary development opportunities. The majority of the initially targeted assets have or will be acquired as follows:

On February 13, 2012, the Company entered into a Share Exchange Agreement with Pan American Oil Company, LLC, a Texas limited liability company (“Pan American”) whereby Pan American became a wholly-owned subsidiary of the Company. Pan American has heretofore aggregated certain oil and gas working interests and assets. Specifically, as a part of the Pan American Share Exchange, the Company acquired the following interests and assets:

•	Aggregation through various purchases of a minimum of a 63.5% working interest in the Luling Edwards Fields
•	An option to purchase a 15% working interest in the Bateman field

Each interest is subject to a 20% carried interest in favor of a third party

In the future, the Company intends to acquire:

•	a 25% working interest in the Luling Edwards Fields through an Asset Purchase Agreement with Numa Luling, LLC, a Texas limited liability company.
•	An 80% working interest (20% carried interest is retained by Seller) in the Caltex leasehold from Eagle Ford Oil Co., LLC (shallow and deeper rights associated with the Luling Edwards Fields leasehold.) Certain owners of Pan American may also hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase

Oil was discovered in the Caldwell and Guadalupe County area in 1922. Although initially reservoirs of oil were accessed only through vertical drilling, the primary technique is now horizontal drilling which has extended the commercial production of multiple oil-bearing formations. The Company’s principal development target is its wells located within the Edwards formation in Caldwell and Guadalupe Counties. Recently several local operators began utilization of horizontal drilling to obtain commercial production in the Edwards formation in excess of 250,000 cumulative barrels per well.

Additionally, the Company intends to access oil reservoirs in the Austin Chalk reservoir. The Company has an inventory of 350 Austin Chalk wellbores which can be re-equipped, stimulated and put back into production. Austin Chalk recompletions and additional proven undeveloped Austin Chalk well locations complete the company’s current proven undeveloped reserve position.

Future possible completions may be pursued in the Buda, Eagle Ford Shale, and Pearsall Shale formations. The Company intends to utilize certain modern technology such as Under Balanced Drilling to access the significant reserves which are extant within its leasehold. The formations are expected to be primarily oil-bearing formations. The Company’s leasehold encounters these formations to the shallower end that the formations are produced and may enjoy lower drilling costs. However, completions and historical production at these depths are not currently at a frequency required to categorize the Company’s possible reserves in these formations as proven resources.

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The Company’s initial strategy calls for the following activities as a part of Phase 1 of the Company’s Capital Expenditure Program (“Phase 1 CAPEX”):

•	Drill 2 wells in the Edwards formation
•	Drill 1 horizontal well in the Austin Chalk formation
•	Drill 1 horizontal well in the Buda formation
•	Recomplete 15 wells in the Austin Chalk Formation

The Company’s further strategy calls for a Phase 2 Capital Expenditure Program (“Phase 2 CAPEX”) to accomplish the following:

•	Drill 2 additional wells in the Edwards formation
•	Drill 4 additional wells in the Austin Chalk/Buda formation
•	Recomplete 40 additional wells in the Austin Chalk formation

Utilizing the cash flow from these activities, the Company then intends to conduct tests of the Eagle Ford Shale and Pearsall Shale formations.

When fully developed, the Company believes that Gross Oil Reserves could potentially amount to approximately 9.5 million Bbls and Net Reserves of approximately 5.4 Million Bbls.

Capital Structure

The Company has authorized capital of 150,000,000 shares of capital stock, 120,000,000 of which is designated Common Stock par value $.001 and 30,000,000 of which is designated Preferred Stock par value $.001. Following the forward split of its Common Stock which will become effective on or about February 15, 2012 and the pending cancellation of 66,500,010 shares by Petrina Advisors, Inc., the Company will have 28,839,990 shares of Common Stock issued and outstanding. The Company also has 5,500,000 shares of Series A Convertible Redeemable Preferred Stock issued and outstanding, having been issued in connection with the Pan American transaction.

In connection with the acquisition of the Company’s initial working assets and the funding of working capital and capital expenditures:

1) On December 21, 2011, the Company borrowed $200,000 from Michael J. Garnick evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on February 15, 2012. As an inducement to making the loan. The Company issued 3,000 shares of its Common Stock to the holder, which following the thirty for one forward split to be implemented by the Company on or about February 15, 2012 will be 90,000 shares on a post-split basis.

2) On January 5, 2012, the Company lent $150,000 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

3) On February 9, 2012, the Company lent $506,250 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

4) In July 2011, Pan American Oil Company, LLC entered into a preliminary purchase and sale agreement with Rio Bravo Oil, LLC in which Pan American agreed to purchase all of Rio Bravo Oil LLC’s right, title and interest in its approximate 27% working interest and 23% net revenue interest in certain leaseholds in the Luling-Edwards Field. The purchase price was approximately $1.5 million in cash with a requirement to close on or before November 30, 2011. The agreement was subsequently modified to include Rio Bravo’s approximate 3.345% working interest and 12.5% net revenue interest (after overrides) in certain leaseholds in the Bateman Field and the purchase price was increased to include approximately an additional $1.7 million in cash with the acquisition date extended until Pan American was able to arrange funding. In February 2012 the agreement was modified again such that the assets included in the amended purchase and sale agreement included the original Luling-Edwards Field leaseholds and an option to purchase the Bateman Field leaseholds. This transaction closed on February 13, 2012. In November 2011, Pan American Oil Company, LLC entered into two separate purchase and sale agreements with entities that were sold partial interests in the Luling-Edwards field by Rio Bravo Oil, LLC in March 2010. The agreements called for Pan American to purchase approximately 20.75% net revenue interest and 30% working interest in the leaseholds in the Luling-Edwards field and had a combined purchase price of $300,000 in cash and the contingent requirement of Pan American, if it was to be acquired by a public company, to deliver $500,000 worth of shares of preferred stock Pan American acquired in its sales to the public company.

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5) On February 13, 2012, the Company entered into a Share Exchange Agreement (“SEA”) with Pan American pursuant to which the Company (a) exchanged 5,500,000 shares of its Series A Convertible Redeemable Preferred Stock for 100% of the members’ ownership interest in Pan American, (b) assumed $2,667,250 of Pan American debt and (c) assumed approximately $350,000 in Pan American short term liabilities primarily comprising transaction expenses and securities laws compliance expense incurred in connection with the transaction.

The Pan American debt assumed by the Company included (a) an obligation in the face amount of approximately $600,000 payable by Pan American to GS Izzy, LLC, (b) an obligation in the face amount of approximately $1,300,000 payable to ABS Energy Exploration, LLC, (c) an obligation in the amount of approximately $111,000 payable by Pan American to certain of its affiliates, (d) the satisfaction of an obligation in the face amount of $506,250 payable by Pan American to the Company and (e) the satisfaction of an obligation in the amount of $150,000 payable by Pan American to the Company.

The Series A Convertible Redeemable Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 shares (calculated based on Company Common Stock issued and outstanding subsequent to a pending forward 30 for one stock split scheduled to be effective on or about February 15, 2012) and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations).

6) The Company plans to to issue a total of 4,000,000 shares of Series B Convertible Preferred Stock—(a) 3,250,000 shares in connection with the purchase of the Numa Luling assets and (b) the Company intends to sell 750,000 Series B Preferred shares for $750,000 cash. The Series B Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a .75 for one basis into an aggregate of 5,333,333 shares.

7) The Company plans to enter into an agreement to purchase an 80% working interest (20% carried interest is retained by Seller) in the Caltex leasehold from Eagle Ford Oil Co., LLC (shallow and deeper rights associated with the Luling Edwards Fields leasehold) for cash in the amount of $1,800,000. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase

8) The Company plans to conduct an offering of 10 million Series A Convertible Redeemable Preferred Stock to new investors at $1.00 per share. If fully subscribed, the Offering will raise net proceeds of $10,000,000. The Series A Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 10,000,000 shares. The Series A Preferred shares bear a cumulative preferred dividend at a rate of three percent (3%) per annum.

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9) The Company plans to conduct a Unit Offering to new investors to raise an additional $4,500,000 cash. Each Unit will comprise the investor’s pro-rata share of an aggregate of 6,000,000 Common Shares valued at $0.75 per share and Warrants to purchase an aggregate of 3,000,000 Common Shares exercisable at $1.50 per share.

On a fully converted basis, the aforementioned transactions will result in the following issued and outstanding Company Common Shares:

	Pre-Split	Post-Split

Shares outstanding Feb 13, 2012	3,178,000	95,340,000

Less shares to be cancelled in the future	(2,216,667)	(66,500,010)

Net	961,333	28,839,990

Conversion of Series A Preferred		15,500,000

Conversion of Series B Preferred		5,333,333

Unit Offering--Common Stock		6,000,000

Unit Offering--Exercise of Warrants		3,000,000

TOTAL		58,673,323

Proceeds

The Company expects that the foregoing equity transactions will result in gross proceeds to the Company as follows (excluding proceeds from the exercise of any Warrants issued in connection with the Units Offering):

Series A Preferred Shares	$10,000,000
Series B Preferred Shares	$750,000
Unit Offering—Common Stock	$4,500,000
TOTAL	$15,250,000

Notes:

(1) In addition to the Proceeds from capital transactions detailed above, the Company expects to see additional proceeds from oil sales in connection with the Phase 1 CAPEX. Taken together, the Company anticipates sufficient Proceeds to cover ongoing operating expenses, the projected $6.9 million Phase 2 CAPEX, and any funds necessary for the payment of brokerage commissions.

(2) The exercise of the Warrants to be sold in connection with the Units Offering may result in an additional $4,500,000 cash paid to the Company if fully exercised.

Applications

Pan American Acquisition	$2,000,000
Proposed Eagle Ford Acquisition	$1,800,000
Phase 1 CAPEX (1)	$4,325,000
Working Capital and General Corporate Purposes (2)	$1,500,000
Sub-Total	$9,625,000
Additional Capital Available for Phase 2 CAPEX (3)	$5,625,000
& General Corporate Purposes
TOTAL	$15,250,000

Notes:

(1) Management expects to conclude Phase 1 CAPEX operations within the first six to nine months of the commencement of operations, dependent on results.

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(2) Includes legal and accounting costs and costs of the offering.

(3) Phase 2 CAPEX is scheduled for completion over a period of six to nine months from commencement. The commencement date will depend upon the initial results from Phase 1 CAPEX, well permitting, as well as the availability of rigs and services.

The Company anticipates, based upon its currently proposed plans, assumptions and obligations relating to its operations, that the proceeds of these Offerings will be sufficient to satisfy its cash requirements for approximately 18 months, assuming that the Offerings are fully subscribed, absent profits. See "Risk Factors—Limited Capital; Need for Additional Financing". The allocation of net proceeds of this Offering set forth above represents the Company's estimate based upon its present business plan and certain assumptions regarding general economic and industry conditions and the Company's anticipated future expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate the proceeds within the above-described categories or to use portions thereof for other purposes not identified above. In the event such amounts prove to be insufficient and the Company does not generate cash flow from operations sufficient to satisfy its requirements, the Company will be required to seek additional funding prior to the expiration of the time periods described above.

Net proceeds not immediately required for the purposes described above will be invested principally in United States governmental securities, short-term certificates of deposit, money market funds or other short-term, interest-bearing investments with qualifying banks or institutions.

United States Oil and Natural Gas Industry

Overview

The oil and gas industry in the United States is very well established. Since the 1860s, oil has been produced in economic quantities in a number of discrete sedimentary basins in the lower 48 states and Alaska. Accompanying this production has been the development of supportive infrastructure including pipelines, gas processing facilities and a drilling and service sector as well as a wide range of professional services.

The demand for low cost, domestic sources of hydrocarbons remains strong. U.S. domestic policy has historically supported the development and exploitation of oil and gas reserves to assure access to domestic supplies of hydrocarbons. Many state and municipal governments are also supportive and recognize the monetary contribution that the industry makes to their state and municipal budgets. In Texas, where the bulk of the Company’s assets will be located, oil has been produced since 1901.

Background

This section provides a brief overview of the legal structure of the parts of the U.S. oil and natural gas exploration and production industry in which the Company will operate.

In the United States, ownership of land carries with it ownership of or the exclusive right to enjoy substances under the surface, including oil, natural gas and other minerals. A landowner may convey an estate in the oil and natural gas rights separate and apart from the ownership of the surface rights. When the oil and natural gas interest is severed from the surface interest, two distinct estates or interests are created – the mineral estate and the surface estate.

The owner of the mineral estate has many interests which are capable of being conveyed alone or in various combinations, including the right to convey a working interest to an oil and natural gas exploration and production company to explore for and produce oil and natural gas from the mineral estate. Such a working interest is typically conveyed by the owner or owners of the mineral estate to the working interest owner pursuant to a lease agreement. The owner of the mineral estate typically retains a royalty interest, which is the right to receive a specified percentage of the production of any oil and natural gas recovered from the mineral estate prior to deduction of any costs or expenses.

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The rights of exploration, drilling and production conveyed by a typical lease agreement customarily require that production of oil and natural gas in paying quantities be established within a specified period of time, typically two to five years. Absent an ability to extend the primary term of the lease, the lease terminates if such production is not established within the specified time period.

Once such production is established during the primary term, the lease agreement would generally continue in effect (either in whole or in part as to the proration units located around producing wells) so long as production in paying quantities continues.

However, the interest of the lessee under an oil an gas lease is capable of being abandoned by the lessee and may also be subject to forfeiture for failure on the part of the lessee to comply with express covenants and implied obligations, including, for example, the duty to reasonably develop the premises, the duty of protect the leasehold against drainage and the duty to manage and administer the lease.

Share Exchange Agreement

The Company has entered into a Share Exchange Agreement (“SEA”) with Pan American, whereby Pan American became a wholly-owned subsidiary of the Company. Pan American has to date been a holding company with no operations of its own other than obtaining financing and engaging professionals to assist it in acquiring suitable oil and gas companies. The SEA with Pan American will result in the Company acquiring said interests, assets and properties that are within the working fields and the Company will then have the ability to manage the capital spending with respect to the exploitation of those properties. The consideration for the purchase of the Pan American assets is the issuance 5,500,000 shares of the Series A Convertible Preferred Stock and the assumption of certain debt and liabilities aggregating approximately $3,017,250 in exchange for a 100% ownership interest in Pan American.

Asset Purchase Agreement

The Company plans to enter into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Numa Luling. LLC, a Texas limited liability company for the acquisition of its 25% working interest in the Luling Edwards field. The consideration for the purchase of the Numa Luling assets would be the issuance of $3,250,000 face value of Series B Convertible Preferred Stock. In addition, Numa Luling would separately purchase $750,000 in Series B Convertible Preferred Stock, which will result in a cash investment of $750,000 into the Company.

Eagle Ford Acquisition

The Company intends to enter into an agreement to purchase an 80% working interest (20% carried interest is retained by Seller) in the Caltex leasehold from Eagle Ford Oil Co., LLC (shallow and deeper rights associated with the Luling Edwards Fields leasehold) for $1,800,000. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase.

Well Operations

Well operations are controlled by a majority vote of the working interest owners. Due to its acquisition of the majority interest in the Luling Edwards Fields, the Company will control the selection of the operator. The Company may therefore choose to operate the wells itself or contract operations to a third party operator.

Third Party Well Operations

Rio Bravo Oil, Inc. intends to contract its operations to a third party operator, Eagle Ford Oil Co, Inc. Eagle Ford is an independent oil and gas operator headquartered in Houston, Texas. Rio Bravo is utilizing this strategy to limit its exposure to risks associated with drilling and field operations. Recently North South, Inc. sold its operations to a public company Eagle Energy Trust. Eagle Energy Trust contracted North South to operate its leasehold. North South receives a 20% carried working interest as compensation for operating the leasehold. This will be the equivalent fee paid to Eagle Ford by Rio Bravo Oil, Inc. North South has a high record of success in exploration and production of the Edwards formation. Eagle Ford has contacted North South and received a tentative commitment from them to work with Eagle Ford to design well programs, share drilling and completion resources, and potentially joint venture on properties that have overlapping interests.

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Marketing

The Company plans to sell 100% of its crude oil production from its Interest to OGO Marketing LLC, a crude purchaser that operates in the Luling Area. Pursuant to a potential contract under which OGO Marketing, LLC will pay an index-based price with adjustments for transportation. Notwithstanding, due to the easily transportable nature of crude oil and a large number of alternative purchasers in the producing region, Management does not believe that it is wholly reliant on OGO Marketing, LLC or any other single crude purchaser, which could have a material adverse effect on operations.

Competition

The U.S. oil and natural gas industry is highly competitive in all phases. The Company will encounter competition from other oil and natural gas companies in all areas of operation, including the acquisition of leasing options on oil and natural gas properties to the exploration and development of those properties. The Company’s competitors will include numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of the Company’s competitors are large, well established companies that have substantially larger operating staffs and greater capital resources than the Company will have. Such competitors may be able to pay more for lease options on oil and natural gas properties and exploratory locations and to define, evaluate, bid for and purchase a greater number of properties and locations than our financial or human resources will permit.

The Company’ ability to acquire additional properties and to discover reserves in the future will depend upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. See “Risk Factors”.

Regulation of the Oil and Natural Gas Industry

Operations will be substantially affected by U.S. federal, state and local laws and regulations. In particular, oil and natural gas production and related operations are, or have been, subject to price controls, taxes and numerous other laws and regulations. All of the jurisdictions in which the Company plans to own or operate properties for oil and natural gas production have statutory provisions regulating the exploration for and production of oil and natural gas, including provisions related to permits for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process, and the abandonment of wells. Operations are also subject to various conservation laws and regulations.

These include regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, and the unitization or pooling of oil and natural gas wells, as well as regulations that generally prohibit the venting or flaring of natural gas and that impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells.

Failure to comply with applicable laws and regulations can result in substantial penalties, and the regulatory burden on the industry in the U.S. increases the cost of doing business and affects profitability. Additional proposals and proceedings that affect the oil and natural gas industry are regularly considered by Congress, the states, the Federal Energy Regulatory Commission, (“FERC”), and the courts. The Company cannot predict when or whether any such proposals may become effective or the costs of complying therewith.

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Regulation of Transportation of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could re-enact price controls in the future. Sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate and access regulation. The FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market based rates may be permitted in certain circumstances. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by the FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, the FERC in February 2003 increased the index ceiling slightly, effective July 2001. Following the FERC’s five-year review of the indexing methodology, the FERC issued an order in 2006 increasing the index ceiling.

Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, Management believes that the regulation of oil transportation rates will not affect operations in any way that is of material difference from those of competitors who are similarly situated.

Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, Management believes that access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, Management believes that access to oil pipeline transportation services generally will be available to the Company to the same extent as to similarly situated competitors.

Regulation of Transportation and Sales of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce has been regulated by the FERC under the Natural Gas Act of 1938 (“NGA”), the Natural Gas Policy Act of 1978 (the “NGPA”), and regulations issued under those statutes.

In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at market prices, Congress could re-enact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the NGPA and culminated in adoption of the Natural Gas Wellhead Decontrol Act which removed all price controls affecting wellhead sales of natural gas effective January 1, 1993.

There is no appreciable natural gas production related to the Company’s acquired leasehold position and there are no reserves or value assigned to natural gas. Future acquisitions by the Company may acquire gas-weighted assets.

Regulation of Production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The jurisdictions in which the Company’s leasehold is located and in which Management anticipates operating have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well-spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that the Company can produce from and to limit the number of wells or the locations at which the Company can drill, although the Company can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each jurisdiction generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids.

The failure to comply with these rules and regulations can result in substantial penalties. Competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect the Company’s operations.

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Other Federal Laws and Regulations Affecting the Industry

The Energy Policy Act of 2005 (the “EPAct 2005”) is a comprehensive compilation of tax incentives, authorized appropriations for grants and guaranteed loans, and significant changes to the statutory policy that affects all segments of the U.S. energy industry. Among other matters, EPAct 2005 amends the NGA to add an anti-manipulation provision which makes it unlawful for any entity to engage in prohibited behavior to be prescribed by FERC, and furthermore provides FERC with additional civil penalty authority. EPAct 2005 provides the FERC with the power to assess civil penalties of up to US$1,000,000 per day for violations of the NGA and increases the FERC’s civil penalty authority under the NGPA from US$5,000 per violation per day to US$1,000,000 per violation per day. The civil penalty provisions are applicable to entities that engage in the sale of natural gas for resale in interstate commerce. On January 19, 2006, FERC issued Order No. 670, a rule implementing the anti-manipulation provision of EPAct 2005, and subsequently denied rehearing. The rule makes it unlawful for any entity, directly or indirectly, in connection with the purchase or sale of natural gas subject to the jurisdiction of FERC, or the purchase or sale of transportation services subject to the jurisdiction of FERC, (1) to use or employ any device, scheme or artifice to defraud; (2) to make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading; or (3) to engage in any act, practice, or course of business that operates as a fraud or deceit upon any person. The new anti-manipulation rules do not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but do apply to activities of gas pipelines and storage companies that provide interstate services, such as Section 311 service, as well as otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction, which now includes the annual reporting requirements under Order 704. The anti-manipulation rules and enhanced civil penalty authority reflect an expansion of FERC’s NGA enforcement authority. Should Management fail to comply with all applicable FERC administered statutes, rules, regulations, and orders, the Company could be subject to substantial penalties and fines.

FERC Market Transparency Rules

On December 26, 2007, FERC issued a final rule on the annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing, or Order No. 704. Under Order No. 704, wholesale buyers and sellers of more than 2.5 million MMBtu of physical natural gas in the previous calendar year, including interstate and intrastate natural gas pipelines, natural gas gatherers, natural gas processors, natural gas marketers and natural gas producers, are required to report, on May 1 of each year beginning in 2009, aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to or may contribute to the formation of price indices. In order to provide respondents time to implement new regulations related to Order No. 704, the FERC has extended the deadline for calendar year 2009 until October 1, 2010. The report for calendar year 2010 and subsequent years remains May 1 of the following calendar year. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order No. 704. Order No. 704 also requires market participants to indicate whether they report prices to any index publishers and, if so, whether their reporting complies with FERC’s policy statement on price reporting.

Additional proposals and proceedings that might affect the natural gas industry are pending before Congress, FERC and the courts. Management cannot predict the ultimate impact of these or the above regulatory changes to our natural gas operations.

Management does not believe that the Company would be affected by any such action materially differently than similarly situated competitors.

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Environmental, Health and Safety Regulation

Exploration, development and production operations will be subject to various federal, state and local laws and regulations governing health and safety, the discharge of materials into the environment or otherwise relating to environmental protection.

These laws and regulations may, among other things, require the acquisition of permits to conduct exploration, drilling and production operations; govern the amounts and types of substances that may be released into the environment in connection with oil and gas drilling and production; restrict the way the Company handles or dispose of wastes; limit or prohibit construction or drilling activities in sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered or threatened species; require investigatory and remedial actions to mitigate pollution conditions caused by operations or attributable to former operations; and impose obligations to reclaim and abandon well sites and pits. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations and the issuance of orders enjoining some or all operations in affected areas.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, the Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal, cleanup and remediation requirements for the oil and gas industry could have a significant impact on operating costs.

The clear trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus, any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly waste handling, storage, transport, disposal, or remediation requirements could have a material adverse effect on operations and financial position. Of particular note, the U.S. Environmental Protection Agency (“EPA”) has recently made the enforcement of environmental laws in the oil and gas exploration and production sector a formal enforcement priority. Increased compliance costs may not be able to be passed on to purchasers or customers. Moreover, accidental releases or spills may occur in the course of operations, and the Company cannot assure shareholders that it will not incur significant costs and liabilities as a result of such releases or spills, including any third party claims for damage to property, natural resources or persons.

The following is a summary of the more significant existing environmental, health and safety laws and regulations to which the Company’s business operations are subject and for which compliance may have a material adverse impact capital expenditures, results of operations or financial position.

Hazardous Substances and Waste

The Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (the “CERCLA”), also known as the Superfund law, and comparable state laws impose liability without regard to fault or the legality of the original conduct on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include current and prior owners or operators of the site where a release occurred and entities that disposed or arranged for the disposal of the hazardous substances found at the site. Under CERCLA, these “responsible persons” may be subject to joint and several, strict liability for the costs of cleaning up hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants into the environment. Operations will generate materials that may be regulated as hazardous substances.

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Management anticipates operations will also generate solid and hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act, as amended, (the “RCRA”), and comparable state statutes. RCRA imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Management anticipates that operations will generate petroleum hydrocarbon wastes and ordinary industrial wastes that may be regulated as hazardous wastes.

Once the Share Exchange Agreement is finalized, the Company will own or lease and, in connection with future acquisitions, Management anticipates that the Company will acquire, properties that have been used for numerous years to explore and produce oil and natural gas. Hydrocarbons and wastes may have been disposed of or released on or under the properties owned or leased by the Company or on or under other locations where these hydrocarbons and wastes have been taken for treatment or disposal. In addition, certain of these properties may have been operated by third parties whose treatment and disposal or release of hydrocarbons and wastes was not under the Company’s control. These properties and wastes disposed thereon may be subject to CERCLA, RCRA and analogous state laws. Under these laws, the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated groundwater) and to perform remedial operations to prevent future contamination.

Air Emissions

The Clean Air Act, as amended, and comparable state laws and regulations restrict the emission of air pollutants from many sources and also impose various monitoring and reporting requirements. These laws and regulations may require the Company to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with stringent air permit requirements or utilize specific equipment or technologies to control emissions. Obtaining permits has the potential to delay the development of oil and natural gas projects. In addition, the EPA and state regulators have underway a number of regulatory changes (including the EPA’s new compressor engine emissions standards and the potential aggregation of exploration and production-related emissions sources to make what have historically been multiple “minor” sources into larger “major” sources) that may significantly increase the regulatory burdens and costs of U.S. oil and gas exploration.

Climate Change

In response to certain scientific studies suggesting that emissions of certain gases, commonly referred to as “greenhouse gases” and including carbon dioxide and methane, are contributing to the warming of the Earth’s atmosphere and other climatic changes, the U.S. Congress has been actively considering legislation to reduce such emissions. On June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009 (the “ACESA”), which would establish an economy-wide cap-and-trade program to reduce U.S. emissions of “greenhouse gases” including carbon dioxide and methane that may contribute to warming of the Earth’s atmosphere and other climatic changes. ACESA would require a 17% reduction in greenhouse gas emissions from 2005 levels by 2020 and just over an 80% reduction of such emissions by 2050. Under this legislation, the EPA would issue a capped and steadily declining number of tradable emissions allowances to major sources of greenhouse gas emissions so that such sources could continue to emit greenhouse gases into the atmosphere. These allowances would be expected to escalate significantly in cost over time. The U.S. Senate considered pursuing its own legislation for restricting domestic greenhouse gas emissions and President Obama has indicated his support of legislation to reduce greenhouse gas emissions through an emission allowance system. Although it is not possible at this time to predict when the Senate may act on climate change legislation or how any bill passed by the Senate would be reconciled with ACESA, any future federal laws or implementing regulations that may be adopted to address greenhouse gas emissions could require the Company to incur increased operating costs and could adversely affect demand for the oil and natural gas produced.

In addition, on December 15, 2009, the EPA published its finding that emissions of greenhouse gases presented an endangerment to human health and the environment. These findings by the EPA allow the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. Consequently, the EPA proposed two sets of regulations that would require a reduction in emissions of greenhouse gases from motor vehicles and could trigger permit review for greenhouse gas emissions from certain stationary sources. On October 30, 2009, the EPA also published a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the U.S. beginning in 2011 for emissions occurring in 2010. On March 23, 2010, the EPA announced a proposal to expand its final rule on greenhouse gas emissions reporting to include owners and operators of onshore oil and natural gas production. If the proposed rule is finalized in its current form, reporting of greenhouse gas emissions from such onshore production would be required on an annual basis beginning in 2012 for emissions occurring in 2011. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, equipment and operations could require the Company to incur costs to reduce emissions of greenhouse gases associated with operations or could adversely affect demand for the oil and natural gas produced.

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Even if such legislation is not adopted at the national level, more than one-third of the states have begun taking actions to control and/or reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Although most of the state-level initiatives have to date focused on large sources of greenhouse gas emissions, such as coal-fired electric plants, it is possible that smaller sources of emissions could become subject to greenhouse gas emission limitations or allowance purchase requirements in the future. Any one of these climate change regulatory and legislative initiatives could have a material adverse effect on the Company’s business, financial condition and results of operations.

Water Discharges

The Federal Water Pollution as amended, or the Clean Water Act, and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants into navigable waters. Pursuant to the Clean Water Act and analogous state laws, permits must be obtained to discharge pollutants into state waters or waters of the U.S. Any such discharge of pollutants into regulated waters must be performed in accordance with the terms of the permit issued by the EPA or the analogous state agency. Spill prevention, control and countermeasure requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak. In addition, the Clean Water Act and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities.

The Oil Pollution Act of 1990, as amended, (the “OPA”), which amends the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the U.S. The OPA and its associated regulations impose a variety of requirements on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. A “responsible party” under the OPA includes owners and operators of certain onshore facilities from which a release may affect waters of the U.S.

Insurance

The Company is a passive working interest owner and does not maintain any insurance coverage on its working interest assets. The Company relies on insurance coverage held by its third party operators.

Employee Health and Safety

The Company is subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act, as amended (the “OSHA”), and comparable state statutes, whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens.

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RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this current report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

The Company is a limited purpose Company and is entirely dependent upon the operations and assets of the Company. Accordingly, the Company’s ability to pay distributions to Company Shareholders, if at all, is dependent upon the ability of the Company to meet its interest, principal and other distribution obligations. The Company’s income will be derived from the production of oil and natural gas from its U.S. resource properties and is susceptible to the risks and uncertainties associated with the oil and natural gas industry generally, and specifically in the U.S.

Risks in General

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated December 27, 2011, the independent auditors for the Company stated that their financial statements for the periods ended September 30, 2011 and 2010 were prepared assuming that the company would continue as a going concern, however, there is substantial doubt about the Company’s ability to continue as a going concern. Going forward, our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies experienced by the Company since its inception. We expect to continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

The Company’s business is difficult to evaluate because it has no operating history

We were formed in June 2010 and we are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives. There is limited historical financial data available on which to base an evaluation of the Company’s initial assets. Until the successful completion of the Company’s pending Offerings and the purchase of the Company’s initial assets, the Company will have no assets or operating history. Management faces challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of the Company’s future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities and obtain licenses, as well as take other measures necessary to conduct their intended business activities. Management may not be successful in implementing its business strategies or in completing the development of the infrastructure necessary to conduct business as planned. In the event that the Company’s development plan is not completed or is delayed, operating results will be adversely affected and operations will differ materially from the activities described in this herein. As a result of industry factors or factors relating specifically to the Company, Management may have to change methods of conducting business, which may cause a material adverse effect on results of operations and financial condition.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to sell our oil production. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

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Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

  ability to anticipate and adapt to a competitive market;

  ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

  dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

Through September 30, 2011, the Company has an accumulated deficit of $20,287 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have generated only limited revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Dependence on the Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

Although it could change in the future, at this time, none of our officers and directors devote their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

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Control vested in Board of Directors which will result in shareholders being unable to control or influence key corporate actions or effect changes in the Company’s management.

While our current officers and directors have limited ownership of the Company’s shares, they have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of employment agreements with key management risking potential of the loss of the Company’s top management

We do not currently have an employment agreement with any of our key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2011. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our success is substantially dependent on general economic conditions and business trends, particularly in the oil and gas industry, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to the oil and gas industry. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general economic conditions and economic stability generally. An overall decline in the demand for oil and gas could cause a reduction in our revenues and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

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We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with only three employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company is an SEC “reporting company” and, as such, we must comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $50,000 to 100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 120,000,000 shares of common stock, $0.001 par value per share, of which, as of February 13, 2012, 3,178,000 (pre-split) shares of common stock were issued and outstanding. We are also authorized to issue 30,000,000 shares of preferred stock, $0.001 par value, of which 5,500,000 shares of Series A Convertible Redeemable Preferred Stock and no shares of Series B Convertible Stock were outstanding at February 13, 2012. none of which are issued and outstanding.  Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

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We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.   We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may have inadequate insurance coverage

The Company is a passive working interest owner and does not maintain any insurance coverage on its working interest assets. The Company relies on insurance coverage held by its third party operators. We cannot assure you that we would not face liability upon the occurrence of any event which could result in loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends on our Common Stock in the foreseeable future

Other than the payment of dividends on our Series A Cumulative Redeemable Preferred Stock, we currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently only a limited market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has historically been a very limited trading market for our common stock on the OTC Bulletin Board (“OTCBB”). There can be no assurance as to the prices at which our common stock will trade if an active trading market develops, of which there can be no assurance.  Until an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the potential low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our common stock is subject to the Penny Stock Regulations

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Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock could be illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Discretion Regarding the Use of Proceeds

Management will have broad discretion over the use of the net proceeds from all offerings, and may spend the net proceeds in ways with which shareholders may not agree.

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Risks Relating to the Business and Operations of the Company

The Company may not achieve success in its planned development drilling program and as a result may be unable to pay distributions in any projectable amount, if at all.

The Company intends to undertake a development drilling program which it expects will produce certain production over the next several years. The ability of the Company to achieve profitability will be entirely dependent on production from the Company’s assets.

The Company may not be able to achieve the anticipated benefits of the acquisition of its assets and future acquisitions.

Achieving the benefits of the Company’s asset acquisitions depends in part on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner, as well as the ability to realize the anticipated growth opportunities and synergies from combining newly acquired assets with those of the Company. The integration of newly acquired assets may require substantial Management effort, time and resources and may divert Management’s focus from other strategic opportunities and operational matters, and may also result in the loss of key employees and the disruption of ongoing business, supplier, customer and employee relationships. The Company will continually assess the value and contribution of assets that it holds. In this regard, assets may be disposed of from time to time, so that Management can focus efforts and resources more efficiently. Depending on the state of the market for these types of assets, if disposed of, the Company may realize less than their carrying value in the Company’s financial statements.

The incorrect assessment of value at the time of the acquisition of the Company’s assets could adversely affect the value of the Company Shares

The acquisition of the Company’s assets will be based in large part on engineering and economic assessments made by independent engineers. These assessments include a series of assumptions regarding such factors as recoverability and marketability of oil and gas, future prices of oil and gas and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond the control of the Company. All such assessments involve a measure of geological and engineering uncertainty that could result in lower production and reserves than anticipated. If actual production or reserves are less than expected, funds flow from operations and profitability could be negatively affected.

Title to the Company’s assets cannot be assured

The Company cannot be sure of the title it is acquiring in its assets. Custom in the U.S. oil and natural gas industry is to conduct due diligence as to ownership of producing wells and leasehold in connection with an acquisition. A part of this due diligence typically consists of examining title records to the mineral interest which are maintained at the county courthouse. Based on third-party prepared title opinions, the Company has confirmed title as to the leases and wells that comprise the majority of the reserves value of the Company’s assets.

There may be undisclosed liabilities associated with the Company’s assets

In connection with the Company’s assets, there may be liabilities that the Company fails to discover or was unable to quantify in its due diligence conducted prior to the acquisition of such assets. The Company may not be indemnified for some or all of these liabilities, which could negatively affect our profitability, if any.

Declines in oil and natural gas prices will negatively affect the Company’s financial results and profitability

The Company’s and its subsidiaries’ operational results and financial condition will be dependent on the prices received for oil and natural gas production. Oil and natural gas prices have exhibited extreme volatility over the past few years and monthly distributions may be similarly affected. Declines in oil and natural gas prices could result in reductions to, or elimination of, distributions. Oil and natural gas prices are determined by economic factors and in the case of oil prices, political factors and a variety of additional factors beyond the Company’s control. These factors include economic conditions, in the United States, Canada and worldwide, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, internal capacity to produce natural gas in the United States from shale deposits, the foreign supply of oil and natural gas, risks of supply disruption, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on the carrying value of the Company’s proved and probable reserves, net asset value, borrowing capacity, revenues, profitability and cash flows from operating activities and ultimately on the overall financial condition of the Company.

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Estimated proved reserves are based on many assumptions that may turn out to be inaccurate. There are numerous uncertainties inherent in estimating quantities of recoverable oil and natural gas reserves, including many factors beyond Management’s control

In general, estimates of economically recoverable oil and natural gas reserves and resources, the future net revenues and finding and development costs therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and natural gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially from actual results. If the Company realizes lower prices for crude oil, natural gas liquids and natural gas and they are substituted for the price assumptions utilized in that reserves report, the present value of estimated future net revenues for reserves and net asset value would be reduced and the reduction could be significant. Recovery factors and drainage areas were estimated by experience and analogy to similar producing pools. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.

Additionally, due to the lack of production history using horizontal drilling techniques on the Company’s acreage, any estimates of future production associated with the planned use of such techniques may be subject to greater variance to actual production than would be the case with properties having a longer production history using such techniques.

A Credit Facility may be established which will result in increasing interest charges and financial covenants which may adversely affect the financial condition of the Company

The Company will be required to comply with covenants under any Credit Facility it may establish. In the event that we do not comply with covenants under the Credit Facility, access to capital could be restricted or repayment could be required on an accelerated basis by the lenders. The lenders have security over substantially all of the assets of the Company. If the Company becomes unable to pay its debt service charges or otherwise commits an event of default such as breach of its financial covenants, the lender may foreclose on or sell the Company’s working interests in its properties. Variations in interest rates and scheduled principal repayments could result in significant changes in the amount required to be applied to debt service. Certain covenants in the Credit Facility may also limit distributions. There can be no assurance that the amount of any Credit Facility will be adequate for the Company’s future financial obligations including the Company’s future capital expenditure programs, or that additional funds will be able to be obtained.

The Company’ s possible future level of indebtedness may reduce financial flexibility

The Company may incur liability on a Credit Facility and may incur significant additional indebtedness in the future, including under a Credit Facility, in order to make additional acquisitions or to develop its properties. Management intends to maintain a conservative approach to debt levels. In the event that debt levels exceed expected amount, operations could be affected in several ways, including the following:

• a significant portion of cash flows could be used to service indebtedness;

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• a high level of debt would increase vulnerability to general adverse economic and industry conditions;

• the covenants contained in a Credit Facility or other debt may limit the Company’s ability to borrow additional funds, dispose of assets, pay distributions and make certain investments;

• a high level of debt may place the Company at a competitive disadvantage compared to competitors that are less leveraged and therefore, may be able to take advantage of opportunities that the Company’s indebtedness would prevent it from pursuing;

• the Company’s debt covenants may also affect flexibility in planning for, and reacting to, changes in the economy and in the industry;

• a high level of debt may make it more likely that a reduction in the Company’s borrowing base following a periodic redetermination could require the Company to repay a portion of then-outstanding bank borrowings; and

• a high level of debt may impair the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes. A high level of indebtedness increases the risk that the Company may default on its debt obligations. The Company’s ability to meet its debt obligations and to reduce its level of indebtedness depends on future performance.

General economic conditions, oil and natural gas prices and financial, business and other factors affect operations and future performance. Many of these factors are beyond the Company’s control. The Company may not be able to generate sufficient cash flows to pay the interest on debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect the ability to raise cash through an offering of capital stock or a refinancing of debt include financial market conditions, the value of assets and performance at the time the Company needs capital.

Future acquisition and development projects will require substantial capital expenditures. Companies have historically relied on external sources of capital, borrowings and equity sales, and the Company may be unable to obtain needed capital or financing on satisfactory terms, which could lead to expiration of leases or a decline in oil and natural gas reserves.

The Company’s planned acquisition and development activities will be capital intensive. The Company expects to make substantial capital expenditures in its business for the acquisition, development and production of oil and natural gas reserves. If adequate sources of capital are not available on attractive terms, or at all to fund planned capital expenditures, the Company may not be able to fully implement its current drilling strategy. The actual amount and timing of future capital expenditures may differ materially from estimates as a result of, among other things, commodity prices, actual drilling results, the availability of drilling rigs and other services and equipment, and regulatory, technological and competitive developments.

Changes in the Company’s financing needs may require it to alter capitalization substantially through the issuance of debt or additional securities, which may be dilutive to current and then equity holders. The issuance of additional debt may require that a portion of cash flows provided by operating activities be used for the payment of principal and interest on existing debt, thereby reducing the ability to use cash flows to fund working capital, capital expenditures and acquisitions.

Future cash flows provided by operating activities and access to capital are subject to a number of variables, including:

• proved reserves;

• the level of oil the Company is able to produce from existing wells;

• the prices at which oil is sold;

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• the costs of developing and producing oil;

• the ability to acquire, locate and produce new reserves;

• the ability and willingness of the Company’s banks to lend; and

• the ability to access the equity and debt capital markets.

If the borrowing base under any Company Credit Facility or revenues decreases as a result of commodity prices, operating difficulties, declines in reserves or for any other reason, the Company may have limited ability to obtain the capital necessary to sustain operations at current levels. If additional capital is needed, the Company may not be able to obtain debt or equity financing on favorable terms, or at all. To the extent that external sources of capital become limited or unavailable or available on onerous terms, the Company’s ability to make capital investments and maintain or expand existing assets and reserves may be impaired, which in turn could lead to a possible expiration of the Company’s leases and a decline in oil and natural gas reserves, and the Company’s assets, liabilities, business, financial condition, results of operations may be materially and adversely affected as a result.

The Company’s common stock may from time to time trade at a price that is less than the net asset value per share

Net asset value from time to time will vary depending upon a number of factors beyond the Company’s control, including oil and gas prices. The value of the Company Shares (and the trading price of the Company’s common shares into which they are convertible) are affected by a number of factors, some of which are beyond the Company’s control and such trading price may be greater or less than the net asset value.

Failure of third parties to meet their contractual obligations may have a material adverse affect on the Company’s financial condition

The Company is exposed to third party credit risk through contractual arrangements with current or future joint venture partners, third party operators, marketers of its petroleum and natural gas production and other parties. Poor credit conditions in the industry and of joint venture partners may impact a joint venture partner’s willingness to participate in ongoing capital programs, potentially delaying such programs and the results thereof until the Company finds a suitable alternative partner.

The Company’s business is heavily regulated and such regulation increases its costs and may adversely affect its financial condition

Oil and natural gas operations (including land tenure, exploration, development, production, refining, transportation and marketing) are subject to extensive controls and regulations imposed by various levels of government, which may be amended from time to time. Governments may regulate or intervene with respect to price, taxes, royalties and the exportation of oil and natural gas. Regulation increases costs. In order to conduct oil and gas operations, licenses from various governmental authorities are required. There can be no assurance that the Company will be able to obtain all of the licenses and permits that may be required to conduct operations that it may wish to undertake. See “The Industry”.

Income tax laws, or other laws or government incentive programs or regulations relating to the industry may in the future be changed or interpreted in a manner that adversely affects the Company and its shareholders

The Company cannot predict changes in any tax laws or regulations applicable to the ownership of the Company Shares and potential investors are encouraged to consult their tax professionals for any advice related to the ownership of the Company Shares.

Potential legislative and regulatory actions could increase costs, reduce revenue and cash flow from oil and natural gas sales, reduce liquidity or otherwise alter the way the Company conducts its business.

The activities of exploration and production companies operating in the United States are subject to extensive regulation at the federal, state and local levels. Changes to existing laws and regulations or new laws and regulations such as those described below could, if adopted, have an adverse effect on the Company’s business.

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Regulation of environmental matters related to climate change could have a negative impact on the Company’s business

Federal and state governments are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from certain stationary sources common in the Company’s industry. The EPA has already made findings and issued proposed regulations that could lead to the imposition of restrictions on greenhouse gas emissions from certain stationary sources and that could require the Company to establish and report an inventory of greenhouse gas emissions. In addition, the U.S. Congress has been considering various bills that would establish an economy-wide cap-and-trade program to reduce U.S. emissions of greenhouse gases, including carbon dioxide and methane. Such a program, if enacted, could require phased reductions in greenhouse gas emissions over several or many years as could the issuance of a declining number of tradable allowances to sources that emit greenhouse gases into the atmosphere. Legislative and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require the Company to incur additional operating costs and could adversely affect demand for the oil and natural gas that the Company sold. The potential increase in operating costs could include new or increased costs to obtain permits, operate and maintain equipment and facilities, install new emission controls on equipment and facilities, acquire allowances to authorize greenhouse gas emissions, pay taxes related to greenhouse gas emissions and administer and manage a greenhouse gas emissions program. Moreover, incentives to conserve energy or use alternative energy sources could reduce demand for oil and natural gas.

Acquiring, developing and exploring for oil and natural gas involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome

The Company’s business plan contemplates acquisitions of additional producing properties and developmental drilling, and the Company’s future financial condition and results of operations will depend on the success of these activities. Oil and natural gas acquisition, development and production activities are subject to numerous risks beyond the Company’s control.

These risks include, but are not limited to, encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires, spills and delays in payments between parties caused by operation or economic matters. These risks will increase as the Company undertakes more developmental drilling. Although the Company will maintain insurance in accordance with customary industry practice, it is not fully insured against all of these risks. Continuing production from a property, and to some extent the marketing of production therefrom, are largely dependent upon the ability of the operator of the property. Other companies operate all of the assets being acquired by the Company and may operate other properties the Company acquires in the future and as a result returns on assets operated by others depends upon a number of factors outside its control. To the extent the operator fails to perform these functions properly, operating income may be reduced. Losses resulting from the occurrence of any of these risks may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company is participating in larger projects and has concentrated risk in certain areas of operations.

The bulk of the Company’s assets are located in a concentrated area of the State of Texas. Project delays may impact expected revenues from operations. Significant project cost over-runs could make a project uneconomic.

The Company’s ability to execute projects and market oil and natural gas depends upon numerous factors beyond Management’s control, including:

• the availability of processing capacity;

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• the availability and proximity of pipeline capacity;

• the availability of storage capacity;

• reductions in oil and natural gas prices;

• the availability of alternative fuel sources;

• the effects of inclement weather;

• the availability of drilling and related equipment;

• unexpected cost increases;

• accidental events;

• changes in regulations;

• the availability and productivity of skilled labor; and

• the regulation of the oil and natural gas industry by various levels of government and governmental agencies.

Because of these factors, the Company could be unable to execute projects on time, on budget or at all, and may not be able to effectively market the oil and natural gas that is produced.

Substantially all of the Company’s initial properties and operations will be located in Caldwell County, Texas, making the Company vulnerable to risks associated with operating in one major geographic area.

Upon the completion of this Offering and the acquisition of the Company’s initial assets, the majority of the Company’s properties will be located in Caldwell County, Texas. As a result, the Company may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of transportation of oil or natural gas produced from the wells in this area. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas of the Company’s assets, which may cause these conditions to occur with greater frequency or magnify the effect of these conditions on the Company. Due to the concentrated nature of the Company’s portfolio of properties, upon the completion of this Offering and the initial acquisition of assets, a number of these properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on the Company’s results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on the results of operations of the Company and the financial condition of the Company.

None of the Company’s properties are currently producing.

None of the assets acquired from Pan American are currently producing and there is no guarantee that they will produce anything in the future or that such production, if any, will be sufficient to financially support the Company’s operations. Obviously, this uncertainly could materially affect the prospects for the financial success of the Company.

The Company’s growth strategy depends on the successful acquisition of additional proved reserves. The Company may be subject to risks in connection with acquisitions and the integration of significant acquisitions may be difficult to achieve.

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The overall business strategy contemplates future acquisitions targeting undercapitalized, conventional oil and natural gas-producing properties and developmental drilling thereon. The successful acquisition of producing properties requires an assessment of several factors, including:

• recoverable reserves;

• future oil and natural gas prices and their appropriate differentials;

• development and operating costs; and

• potential environmental and other liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Management anticipates undertaking a review of the subject properties that is generally consistent with industry practices. Management’s review may not reveal all existing or potential problems nor will it permit Management to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections may not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. The Company may not be entitled to contractual indemnification for environmental liabilities and may acquire properties on an “as is” basis.

Significant acquisitions and other strategic transactions may involve other risks, including:

• diversion of Management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

• challenge and cost of integrating acquired operations, information management and other technology systems and business cultures with those of the Company while carrying on its ongoing business;

• difficulty associated with coordinating geographically separate organizations; and

• challenge of attracting and retaining personnel associated with acquired operations.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the Company’s business. Management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage the business. If Management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, the Company’s business could suffer.

The Company may not be able to realize the anticipated benefits of acquisitions and dispositions

The Company plans to make acquisitions of producing properties in the ordinary course of business. The price the Company pays for the purchase of properties is based on engineering and economic estimates of the reserves made by Management and independent engineers modified to reflect technical and economic views. These assessments include a number of material factors and assumptions. Consequently, the reserves acquired may be less than expected, which could adversely impact cash flow from operating activities and profitability. Achieving the benefits of acquisitions depends in part on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner as well as the ability to realize the anticipated developmental drilling opportunities. There is no assurance that the Company will be able to continue to complete acquisitions or dispositions of oil and natural gas properties which realize all the synergistic benefits.

Operations are subject to hazards and unforeseen interruptions for which the Company may not be adequately insured

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There are a variety of operating risks inherent in the Company’s wells, gathering systems and associated facilities, such as leaks, explosions, mechanical problems and natural disasters, all of which could cause substantial financial losses. Any of these or other similar occurrences could result in the disruption of operations, substantial repair costs, personal injury or loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial revenue losses. The location of the Company’s wells, gathering systems and associated facilities near populated areas, including residential areas, commercial business centers and industrial sites, could significantly increase the level of damages resulting from these risks.

The Company is a passive working interest owner and does not maintain any insurance coverage on its working interest assets. The Company relies on insurance coverage held by its third party operators. Notwithstanding, losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Moreover, insurance may not be available in the future at commercially reasonable costs and on commercially reasonable terms. Losses and liabilities from uninsured and underinsured events and a delay in the payment of insurance proceeds could adversely affect the Company’s business, financial condition and results of operations.

The nature of the Company’s assets exposes it to significant costs and liabilities with respect to environmental, operational and safety matters

The Company may incur significant costs and liabilities as a result of environmental and safety requirements applicable to oil and gas production activities. These costs and liabilities could arise under a wide range of U.S. federal, state and local environmental and safety laws and regulations, including agency interpretations of the foregoing and governmental enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs and liens, and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of operations. Strict, joint and several liabilities may be imposed under certain environmental laws which could cause the Company to become liable for the conduct of others or for consequences of its actions that were in compliance with all applicable laws at the time those actions were taken. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require the Company to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on its results of operations, competitive position or financial condition. If the Company is not able to recover the resulting costs through insurance or increased revenues, the Company’s financial positions could be adversely affected. See “The Industry – Environmental, Health and Safety Regulation” for more information.

Competition in the oil and natural gas industry is intense, making it more difficult to acquire properties, market oil and natural gas and secure trained personnel

The Company’s ability to acquire and develop additional reserves in the future will depend on the ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing equipment and trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many competitors possess and employ financial, technical and personnel resources substantially greater than the Company’s. Those companies may be able to pay more for productive oil and natural gas properties or to identify, evaluate, bid for and purchase a greater number of properties than the Company’s financial or personnel resources permit. Furthermore, these companies may also be better able to withstand the financial pressures of unsuccessful drilling attempts, sustained periods of volatility in financial markets and generally adverse global and industry-wide economic conditions, and may be better able to absorb the burdens resulting from changes in relevant laws and regulations, which would adversely affect competitive position. In addition, companies may be able to offer better compensation packages to attract and retain qualified personnel. The cost to attract and retain qualified personnel has increased over the past few years due to competition and may increase substantially in the future. The Company may not be able to compete successfully in the future in acquiring and developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on the Company’s business.

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There is strong competition relating to all aspects of the oil and gas industry

There are numerous Companies, publicly traded partnerships and corporations in the oil and gas industry, who are competing for the acquisitions of properties with longer life reserves, properties with exploitation and development opportunities and undeveloped land. As a result of such competition, it may be more difficult to acquire reserves on beneficial terms. Many of these other oil and gas companies have significantly greater financial and other resources. The Company competes with other oil and gas entities to hire and retain skilled personnel necessary for the daily operations of the Company including planning, realizing on available technical advances and the execution of the annual capital development program. The inability to hire and retain skilled personnel could adversely impact certain of operational and financial results.

Success depends in large measure on certain key personnel and the Company’s ability to retain its key personnel.

The loss of such key personnel could delay the completion of certain projects or otherwise have a material adverse effect on the Company. Company Shareholders will be dependent on Management in respect of the administration and management of all matters relating to the Company’s properties, the royalties and Company Shares and the safekeeping of its primary workspace and computer systems.

The Company will be highly reliant on third-party operators with respect to the exploitation of its properties.

To the extent that the Company will not be the operator of its properties, it will be dependent upon other operators or third parties’ for the timing of such activities and will be largely unable to control the activities of such operators. The failure of such operators and their contractors to properly perform their obligations would have a material adverse effect on the Company’s business, financial condition, results of operations, and the value of its Shares.

The Company will contract out its operations to a third party operator, Eagle Ford Oil Co, Inc. Eagle Ford is an independent oil and gas operator headquartered in Houston, Texas. The Company is utilizing this strategy to limit its exposure to risks associated with drilling and field operations. Recently North South Oil, Inc. (“North South”) sold its operations to a public company, Eagle Energy Trust. Eagle Energy Trust then contracted North South to operate its leasehold. North South receives a 20% carried working interest as compensation for operating the leasehold. This is the equivalent fee paid to Eagle Ford by the Company. Eagle Ford has contacted with North South and received a tentative commitment from them to work with Eagle Ford to design well programs, share drilling and completion resources, and potentially joint venture on properties that have overlapping interests. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase.

Controlling Shareholders and Management of the Company may have Conflicts of Interest with their other Interests and Activities.

The Company’s controlling shareholders and Management may be consultants to or owners in other oil and gas properties located within the State of Texas and within the general project area, as well as other oil and gas companies. The Company anticipates that the Board of Directors will adopt a Code of Ethics related to such matters and that all such conflicts and matters will be reviewed by the Company’s Board of Directors. At this time, the Company does not believe that any such conflicts will have a material impact on the accomplishment of the Company’s business plan.

Oil and natural gas reserves are a depleting resource and decline as such reserves are produced

The Company’s profitability from any specific asset will decline over time in a manner consistent with declining production from typical oil, natural gas and natural gas liquids reserves. Future oil and natural gas reserves and production, and therefore the Company’s cash flows from operating activities, will be highly dependent on success in exploiting reserves base and acquiring additional reserves.

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Without reserves additions through acquisition or development activities, reserves and production may decline over time as reserves are produced. There can be no assurance that the Company will be successful in developing or acquiring additional reserves on terms that meet investment objectives.

Acreage must be drilled and production commenced before lease expiration, generally within two to five years, in order to hold the acreage by production. In the highly competitive market for acreage, failure to drill sufficient wells in order to hold acreage will result in a substantial lease renewal cost, or if renewal is not feasible, loss of the Company’s lease and prospective drilling opportunities.

If the Company acquires leasehold that is not held by production, it must establish production prior to the expiration of the applicable lease or else the lease for such acreage will expire. The cost to renew leases may increase significantly, and the Partnership may not be able to renew such leases on commercially reasonable terms or at all. As such, the Partnership’s actual drilling activities may materially differ from current expectations, which could adversely affect the Company’s financial position.

The Company may incur substantial liability if it fails to plug wells which are not demonstrating ongoing operations with respect to previously drilled, non-producing well bores.

The Company is subject to monitoring by the Texas Railroad Commission for the proper decommissioning of abandoned wells. As such the company will incur an Asset Retirement Obligation relating to the plugging and abandonment of wells that have no further economic value, or have been deemed by the Texas Railroad Commission to be an environmental threat. Additionally, the Commission may mandate removing surface equipment at inactive well sites as well as establish additional requirements to encourage operators to either plug or return their inactive wells to production. A significant liability could be encountered if the Company failed to recomplete wells, or take other measures demonstrating ongoing operations on leases which contain previously drilled, non producing well bores.

The Company may incur losses as a result of title defects in the properties in which the Company invests.

Industry practice in the U.S. for acquiring oil and gas leases or interests does not typically involve retaining lawyers to examine the title to the mineral interest and instead relies upon the judgment of oil and gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest.

Prior to the drilling of an oil or gas well, however, it is the normal practice in the industry for the person or company acting as the operator of the well to obtain a preliminary title review to ensure there are no obvious defects in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct defects in the marketability of the title, and such curative work entails expense. Failure to cure any title defects may adversely impact the ability in the future to increase production and reserves.

Based on third-party prepared title opinions, the Company has confirmed title as to the leases and wells that comprise the majority of the reserves value of its initial assets. The Company has no reason to believe that those representations are inaccurate. However, the Company may not receive the assurance at closing normally afforded to fully registered interests as to the title it will acquire in those particular leases.

There is no assurance that the Company will not suffer a monetary loss from title defects or title failure. Additionally, undeveloped acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in assignment of leasehold rights in properties in which the Company holds an interest, it may suffer a financial loss.

Control by Current Shareholders

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Assuming that all securities detailed here are sold, on a fully-diluted basis, the current shareholders of the Company will continue to hold approximately 49.2% of all issued and outstanding stock in the Company, including shares issuable upon exercise of warrants.. Accordingly, certain current shareholders will probably be able to control or influence significantly the affairs and operations of the Company. Such concentration of ownership could discourage or prevent a change in control of the Company.

Discretion Regarding the Use of Proceeds

The Company expects to use the net proceeds of this Offering as described in the “Use of Proceeds” section. Management will have broad discretion over the use of the net proceeds, and may spend the net proceeds in ways with which Investors in the Shares may not agree.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND PLAN OF OPERATION

Cautionary and Forward Looking Statements

This document contains forward-looking statements. The presentation of future aspects of Rio Bravo Oil, Inc. (the “Company”) found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company’s actual results to be materially different from any future results expressed or implied by the Company in those statements. Important facts that could prevent the Company from achieving any stated goals include, but are not limited to, the following:

a)	volatility of decline of the Company’s Stock price;

b)	potential fluctuation in quarterly results;

c)	failure of the company to earn revenues or profits;

d)	inadequate capital to continue or expand its business, inability to raise additional capital or financing to implement its business plans;

e)	failure to acquire production or achieve profitable oil and gas production;

f)	rapid and significant changes in oil and gas markets;

g)	litigation with or legal claims and allegations by outside parties; and

h)	insufficient revenues to cover operating costs.

There is no assurance that we will be profitable and we may not be able to successfully or profitably develop energy production. The Company may not be able to attract or retain qualified executives and personnel and government regulation may hinder the company's business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options.

The following discussion and plan of operations should read in conjunction with the financial statements and the notes to those statements included in this 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

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Overview

In January 2012, Rio Bravo Oil, Inc. (f/k/a/ Soton Holdings Group, Inc., a Nevada corporation (the “Company”) determined to change its business plan to focus on the oil and gas industry and to seek, investigate, and, if warranted, acquire one or more properties or businesses in the oil and gas industry, and to pursue other related activities intended to enhance shareholder value. The acquisition of the oil and gas assets described herein was undertaken in furtherance of that strategy.

The Management of the Company has adopted a strategy of developing a growth-focused independent energy and production company with a focus on development of proven undeveloped reservoirs and expansion of fields through unconventional methods of resource development. The Company has begun to execute this strategy through acquisition and aggregation of certain working interests located within the Luling Edwards, Darst Creek Luling Branyon, and Salt Flat fields in Texas, (collectively referred to as the “Luling Edwards Fields”). It is the Company’s strategy to acquire certain significant working interests and assets with productive Edwards reservoirs, and to additionally acquire additional rights associated with its targeted leases, to obtain secondary development opportunities.

The following is a projected timeline of events for the Company:

1st Quarter 2012	Acquisition of working interest position in Edwards Formation leasehold.

2nd Quarter 2012	Finalization and completion of Private Placement,
identification and acquisition of additional formation leasehold rights, commencement of development activity

3rd Quarter 2012	Commencement of production,
expanded development and expansion of acquisitions in our core areas

4th Quarter 2012	Expanded development and expansion of acquisitions in our core areas

Material Events

In July 2011, Pan American entered into a preliminary purchase and sale agreement with Rio Bravo Oil, LLC in which Pan American agreed to purchase all of Rio Bravo Oil, LLC’s right, title and interest in its approximate 27% working interest and 23% net revenue interest in certain leaseholds in the Luling-Edwards Field. The purchase price was approximately $1.5 million in cash with a requirement to close on or before November 30, 2011. The agreement was subsequently modified to include Rio Bravo’s approximate 3.345% working interest and 12.5% net revenue interest (after overrides) in certain leaseholds in the Bateman Field and the purchase price was increased to include approximately an additional $1.7 million in cash with the acquisition date extended until Pan American was able to arrange funding. In February 2012 the agreement was modified again such that the assets included in the amended purchase and sale agreement included the original Luling-Edwards Field leaseholds and an option to purchase the Bateman Field leaseholds. The purchase price was amended to $2 million in cash and 5,500,000 shares of Series A preferred stock of the Company. This transaction closed on February 13, 2012. In November 2011, Pan American Oil entered into two separate purchase and sale agreements with entities that were sold partial interests in the Luling-Edwards field by Rio Bravo Oil, LLC in March 2010. The agreements called for Pan American to purchase approximately 20.75% net revenue interest and 30% working interest in the leaseholds in the Luling-Edwards field and had a combined purchase price of $300,000 in cash and the contingent requirement of Pan American, if it was to be acquired by a public company, to deliver $500,000 worth of shares of preferred stock Pan American acquired in its sales to the public company.

On February 13, 2012, the Company entered into a share exchange agreement with Pan American. Pursuant to the Agreement, Pan American exchanged its outstanding membership interests for 5,500,000 shares of Rio Bravo’s Series A Preferred stock, the assumption of $2,667,250 of promissory notes and unsecured loans (a value equivalent to the purchase price of $2,000,000.00, plus reimbursement of certain audit, legal fees and other expenses related to the consummation of this transaction), and the assumption of $350,000 in short term liabilities.

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Through acquisition of Pan American, the Company assumed an agreement to acquire approximately 2,500 acres in Caldwell County, Texas from Eagle Ford Oil Co., Inc. The leasehold has rights to all formations except the Edwards formation, which the Company previously obtained through Pan American’s acquisition of Rio Bravo Oil, LLC. The purchase price for the leasehold is $1,800,000. The transaction is subject to the delivery of audited financial statements by Eagle Ford Oil Co., Inc. The conclusion of the acquisition will cause the company to assume an obligation of $1 million which is part of the acquisition of the Caltex leasehold and is due and payable at $5,000 per new well drilled or recompleted, with any remaining balance due and payable within 48 months.

On December 21, 2011, the Company obtained a bridge investment from Michael J. Garnick, an unaffiliated lender, in the amount of $200,000. The proceeds from issuance of a promissory note yielding 10% per annum, were used for general administrative expenses and to issue a bridge investment of $150,000 to Pan American. The note matures February 15, 2012. Pan American issued Soton Holdings a promissory note for the $150,000, dated January 5, 2012, yielding 10% interest per annum, and has a maturity date of June 30, 2012.

On November 30, 2011 Pan American received a bridge loan of $600,000 from GS Izzy, LLC. The investor received a promissory note yielding 10% per annum, with a maturity of December 31, 2012 or upon demand.

From August 8, 2011 through February 3, 2012 Pan American received a series of bridge loans totaling $1,500,000 from ABS Energy Exploration LLC, an affiliated lender, yielding 6% per annum, with a maturity of December 31, 2012 or upon demand. $200,000 of the face amount of this obligation has been repaid.

In December 2011 and January 2012 Pan American received a series of unsecured loans from affiliated entities totaling $111,000.

On February 9, 2011 Pan American received a bridge loan from Rio Bravo Oil, Inc. in the amount of $506,250. The company received a promissory note yielding 10% interest and matures June 30, 2012.

Planned Financing

The Company plans to raise an aggregate of approximately $15,250,000 from the private placement of Series A Preferred shares and Units comprising shares of Common Stock and Warrants. Currently the Company intends to use the proceeds of such offerings as follows:

Applications

Pan American & Eagle Ford Acquisition $3,800,000

Phase 1 CAPEX (1) $4,325,000

Working Capital and General Corporate Purposes (2) $1,500,000

Sub-Total $9,625,000

Additional Capital Available for Phase 2 CAPEX (3) $5,625,000

& General Corporate Purposes

TOTAL $15,250,000

Notes:

(1) Management expects to conclude Phase 1 CAPEX operations within the first six to nine months of the commencement of operations, dependent on results.

(2) Includes legal and accounting costs and costs of the offering.

(3) Phase 2 CAPEX is scheduled for completion over a period of six to nine months from commencement. The commencement date will depend upon the initial results from Phase 1 CAPEX, well permitting, as well as the availability of rigs and services.

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We will need substantial additional capital to support our proposed future energy operations. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Properties

Edwards Leasehold, Caldwell County, Texas

This leasehold consists of approximately 4,500 gross acres (2,143 acres net to the working interest). Through the Pan American Share Exchange Agreement, the Company has accumulated an approximate 63.5% working interest in the field for a purchase price (including the to be completed Eagle Ford purchase) of approximately $3,800,000 and 5,500,000 shares of the Company’s Series A Preferred Stock. The leasehold has an approximate 75% net revenue interest. At acquisition, the field included approximately $2,000,000 in equipment and improvements, including a salt water disposal well on the DG Tiller lease. The Company currently has plans to drill two new wells in the Edwards formation within six months. In addition the company plans to drill 2 wells in the Austin Chalk and or Buda formation, and to recomplete 10 Austin Chalk wellbores. The planned expenditures are approximately $4.2 million.

The Company plans to enter into an Asset Purchase Agreement with Numa Luling. LLC, a Texas limited liability company for the acquisition of its 25% working interest in the Luling Edwards field. The consideration for the purchase of the Numa Luling assets is the issuance of $3,250,000 face value of Company Series B Convertible Preferred Stock. In addition, Numa Luling will separately purchase $750,000 of Company Series B Convertible Preferred Stock, which will result in a cash investment of $750,000 into the Company.

Previously, Pan American entered into a contract with Eagle Ford Oil Co., Inc. (which contract rights have now been acquired by the Company) to acquire leasehold rights that will deliver the Company all formation rights, save and except the Edwards formation, on approximately 50% of the previously acquired acreage. The purchase price of the Eagle Ford acquisition is $1,800,000 in cash, with closing dependent upon Eagle Ford Oil Co., Inc. meeting certain conditions and requirements, including the provision of audited financial statements.

Contract Operations

The Company entered into an agreement whereby Eagle Ford Oil Co., Inc. will act as the operator for the Company on the properties it has acquired in the Luling area. Per the agreement, Eagle Ford shall receive a scalable monthly operating stipend, and a 20% carried working interest on operations it conducts on behalf of the Company.

Financial Statements

The historical financial statements included in this Current Report include those of:

Rio Bravo Oil, LLC for the nine months ending September 31, 2011 and 2010 and for the period from inception on November 20, 2009 through September 30, 2011 and for the year ended December 31, 2010 and for the period from inception on November 20, 2009 through December 31, 2009.

Pan American for the nine months ending September 30, 2011 and 2010 and for the period from inception on February 6, 2003 through September 30, 2011. Pan American Oil Company, LLC was formed in 2003 and was a dormant entity with essentially no operations and no assets, liabilities or equity, up until approximately July 1, 2011. Because of this, no financial statements for the years ended December 31, 2010 or 2009 are presented.

The financial statements for Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) originally filed in the following filings are incorporated by reference:

•	The Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) Form 10-K Annual Report for the fiscal year ended September 30, 2011 which was filed on December 29, 2011;

•	The Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) Form 10-Q Quarterly Report for the quarterly period ended December 31, 2011 which was filed on February 6, 2012.

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The accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties been managed by Rio Bravo Oil, Inc. These acquired Properties represent a majority of the planned position of RBO’s oil and gas working and net revenue interests.

Other financial statements that are required in this filing are the Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) financial statements which were filed in its Form 10-K Annual Report for the fiscal year ended September 30, 2011 which were filed with the U.S. Securities and Exchange Commission on December 29, 2011 and the financial statements included in its Form 10-Q Quarterly Report for the quarterly period ended December 31, 2011 which were filed with the U.S. Securities and Exchange Commission on February 6, 2012, both of which are incorporated by reference.

Results of Operations

Overview of Results of Operations for Rio Bravo Oil,Inc.(f/k/a Soton Holdings Group, Inc.) for the Period Ended December 31, 2011 compared to December 31, 2010

For the three months ended December 31, 2011, we had a net loss of $41,385. Our expenses of $41,240 for three months ended December 31, 2011 consisted primarily of legal, accounting and consulting fees, and other general corporate and administrative expenses of $33,468 and $7,772, respectively. For the three months ended December 31, 2010, the Company had a net loss of $8,113, which consisted primarily of legal, accounting and consulting fees and other general corporate and administrative expenses of $1,863 and $6,250, respectively. The expenses related to the three months ended December 31, 2011 were higher due to us having increased corporate legal and accounting activities during December 2011 due to the fact we hired more expensive service providers, as well as our management focusing on identifying potential oil and gas acquisitions. For the three months ended December 31, 2011, we had noncash interest expense of $145 related to the promissory note issued.

 For the period from June 21, 2010 (inception) through December 31, 2011, the Company had a net loss of $61,672. The Company’s expenses of $61,527 consisted primarily of legal, accounting and consulting fees and other general corporate and administrative expenses of $41,217 and $20,310, respectively. For the period from June 21, 2010 (inception) through December 31, 2011, we had noncash interest expense of $145 related to the promissory note issued.

Results of Operations for Rio Bravo Oil, Inc. (f/k/a Soton Holdings Group, Inc.) for the Year Ended September 30, 2011 and the Period June 9, 2010, Date of Inception, Through September 30, 2010

For the twelve months ended September 30, 2011, we generated no revenue, and therefore had no corresponding cost of sales.   We had a net loss of $19,346.  For the year ended September 30, 2010, we also had no revenue and no cost of sales.  We had a net loss of $941, for year ended September 30, 2010.  An explanation of these numbers and how they relate to our business is contained below.

General and Administrative Expenses

Our general and administrative expenses are those expenses we have related to money spent in operating our business (rent, salaries, telephone charges, etc.) that are not directly associated with production of goods or services.  For the year ended September 30, 2011 our general and administrative expenses were $19,346.  Our general and administrative expenses for the year ended September 30, 2011, primarily consisted of transfer agent fees of $8,539, legal expenses of $3,000, accounting expenses of $4,750 and general corporate expenses of $3,057.  Our general and administrative expenses for the period from June 9, 2010 through September 30, 2010 were $941.  Currently our general and administrative expenses have been primarily related to the public reporting and attainment of working capital to commence our business operations.

Please refer to ITEM 7 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION in the Company’s Form 10-K Annual Report for the year ended September 30, 2011, filed with the U.S. Securities and Exchange Commission on December 29, 2011 and Form 10-Q Quarterly report for the period ended December 31, 2011 filed with the U.S. Securities and Exchange Commission on February 6, 2012 for a complete discussion and analysis with respect to the Company’s fiscal year ended September 30, 2011 and quarter ended December 31, 2011, which are incorporated in its entirety by reference into this report.

Overview of Results of Operations for Rio Bravo Oil, LLC for the Period Ended September 30, 2011 compared to September 30, 2010

Rio Bravo Oil, LLC recorded revenues of approximately $132,000 for the nine months ended September 30, 2011 compared to approximately $20,000 of revenues for the nine months ended September 30, 2010. All revenues were derived from the Bateman field. Our increase in revenue in 2011 over 2010 of approximately $112,000 was the result of the workover operations that continued through approximately June 2011.

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In March 2010, Rio Bravo Oil, LLC sold part of its interest in the Luling Edwards field to three unaffiliated buyers. The total sales price of the partial interest in the field was $1,397,500. Because the sale price was in excess of the original purchase price paid by the members and contributed to Rio Bravo Oil, LLC, the entire basis in the field was offset against the sales proceeds which resulted in a gain on sale recorded of $992,500. No sales of any interests occurred in 2011.

Rio Bravo Oil, LLC recorded leasehold and workover expenses of approximately $24,000 during the nine months ended September 30, 2011 compared to approximately $91,000 for the nine months ended September 30, 2010. The reduction of approximately $67,000 was the result of winding down after March 31, 2011 and having completed the first workover program to re-establish production on the plugged wells in June 2011.

Rio Bravo Oil, LLC recorded depreciation expense of approximately $66,000 in 2011 compared to approximately $43,000 in 2010. The increase of $23,000 was the result of additional salvaged tangible equipment acquired through the 2010 Luling Edwards drilling program after September 30, 2010.

Rio Bravo Oil, LLC recorded general and administrative expenses of approximately $52,000 in 2011 compared to $125,000 in 2010. The decrease in 2010 of approximately $73,000 was primarily the result of reduced professional fees for legal and accounting services.

Rio Bravo Oil, LLC recorded impairment charges of approximately $123,000 in 2011 compared to approximately $723,000 in 2010. The decrease in 2011 was primarily the result of the only costs incurred in 2011 were final completion costs for the 2010 drilling program whereas all of the drilling costs were incurred in 2010.

Overview of Results of Operations for Rio Bravo Oil, LLC for the Year Ended December 31, 2010

The results of operations for the year ended December 31, 2010 are not comparative against the results of operations for the year ended December 31, 2009. Rio Bravo Oil, LLC was formed on November 20, 2009, at which time the members of Rio Bravo Oil, LLC began contributing the oil and gas interests to Rio Bravo Oil, LLC. Neither of the aggregated fields of leasehold interests contributed by the partners contained producing wells. The Bateman field contained over 60 wells that had been plugged for a number of years. The Luling Edwards Field had no wells drilled prior to the contribution by the members. Rio Bravo Oil, LLC commenced operations through its third party operators in February 2010.

For a discussion on the gain on sale see the comparison of September 30, 2011 and September 30, 2010 for Rio Bravo Oil, LLC above.

During the year ended December 31, 2010 Rio Bravo Oil, LLC generated revenues of approximately $43,000. In February 2010 the third party operator for the Bateman field commenced workover operations on the then plugged in wells in order to re-establish production. By June 2010, those workover operations resulted in limited production. Workover operations continued through the end of the year. Rio Bravo Oil, LLC incurred costs related to workover and leasehold operating expenses of approximately $99,000.

In February 2010, the third party operator for the Luling-Edwards field commenced a 3 vertical well plus salt water disposal well drilling program. Well completion efforts were completed in the first quarter of 2011 with all wells showing as dry holes. The third party operator determined that the well site location was suboptimal in relation to the producing structures of the field. Rio Bravo Oil, LLC impaired all of the costs incurred through December 2011 other than tangible drilling equipment that was salvageable for use in the follow on drilling program utilizing information gained from the 2010 drilling program. The Company impaired approximately $852,000 of costs related to the 2010 drilling program and moved approximately $402,000 of tangible equipment into Furniture, Fixtures and Equipment. Rio Bravo Oil, LLC recorded depreciation expense of approximately $59,000 against the equipment. A further $50,000 of impairment charges were recorded for a non-refundable deposit paid in contemplation of a third field acquisition that was never consummated.

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Rio Bravo Oil, LLC recorded general and administrative expenses of approximately $158,000 in the year ended December 31, 2010. General and administrative expenses for the period primary related to legal and accounting services provided to Rio Bravo Oil, LLC.

Overview of Results of Operations for Pan American Oil Company, LLC for the Period Ended September 30, 2011 compared to September 30, 2010

As the entity was dormant until approximately July, 2011, comparison of results to the 2010 period would not be meaningful. Pan American Oil Company, LLC incurred a net loss of approximately $106,000 for the nine months ended September 30, 2011, which consisted almost entirely of professional and other fees related to its efforts to finding suitable acquisition targets.

Overview of Results of Operations for Pan American Oil Company, LLC for the Year Ended December 31, 2010 compared to the Year Ended December 31, 2009

The entity was dormant throughout the entire period and thus comparable results are not presented.

Financial Condition and Liquidity

Rio Bravo Oil, Inc.

During the period from June 21, 2010 (inception) through December 31, 2011, we did not have any sources of revenue and incurred a net loss of $61,672. As of December 31, 2011, we had $172,500 of available cash and a stockholders’ deficit of $38,172.

 On December 22, 2011, we issued an unsecured promissory note in the amount of $200,000 to Michael J. Garnick, an unaffiliated lender. The promissory note accrues interest at 10% per annum and is due on February 15, 2011.  As a condition for issuing the promissory note, we are obligated to issue 3,000 shares of its common stock to Michael J. Garnick.

 During January, 2012, we made an unsecured loan of $150,000 to Pan America Oil Company, LLC. The loan bears interest at 10% per annum and matures on June 30, 2012.

 At December 31, 2011, we had $3,332 in debt owed to Mariya Kokho, one of our former officers and directors.

Pan American Oil Company, LLC

During the period from May 16, 2003 (inception) through September 30, 2011, Pan American Oil Company, LLC did not have any sources of revenue and incurred a net loss of approximately $106,000. As of September 30, 2011, Pan American Oil Company, LLC had approximately $40,000 of available cash and a members’ deficit of approximately $106,000.

From inception on May 16, 2003 through approximately June 30, 2011 the entity was dormant with essentially no activity.

From August 1, 2011 through September 30, 2011 Pan American Oil Company, LLC borrowed approximately $550,000 in bridge financing from ABS Energy Investors, LLC. Pan American Oil Company, LLC used those funds to advance approximately $371,000 to one of the third party operators, and related party, for Rio Bravo Oil, LLC as payments for outstanding joint interest billings, and the remaining funds for general working capital. Subsequent to September 30, 2011, Pan American Oil Company, LLC borrowed an additional $1,305,000 from ABS Energy Investors, LLC. Pan American Oil Company, LLC used those funds to advance approximately $380,000 to one of the third party operators and related party of Rio Bravo Oil, LLC as payments for outstanding joint interest billings, $544,000 was advanced to Eagle Ford Oil Co., Inc., and $300,000 was used to acquire additional working and net revenue interests in the Luling Edwards Field and also to acquire certain carried working interests in the same fields from unrelated third parties. The remaining $81,000 was used for general working capital. The bridge loans will be repaid from the funds used to acquire the Pan American Oil Company LLC membership interests.

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Rio Bravo Oil Company, LLC

As of September 30, 2011 Rio Bravo Oil, LLC had approximately $1,500 in cash and a working capital deficit of approximately $770,000.

As of September 30, 2011, Rio Bravo Oil, LLC had borrowed approximately $371,000 from Pan American Oil Company, LLC which was used to pay down joint interest billings payable to Mark A Bush Oil and Gas, LLC the operator for the Luling Edwards field and a related party. Rio Bravo Oil, LLC had also borrowed approximately $53,000 from another entity related to us through common ownership. In addition, Rio Bravo Oil, LLC had outstanding joint interest billings payable as of September 30, 2011 of approximately $1,190,000 of which $1,140,000 was payable to a related party. Subsequent to September 30, 2011 Rio Bravo Oil, LLC borrowed an additional $380,000 from Pan American Oil Company, LLC in order to make payments to Mark A Bush Oil and Gas, LLC, one of Rio Bravo Oil, LLC’s third party operators.

Rio Bravo Oil Company, Inc.

Working Capital Needs

The Company has had limited operating history. Even if the Company raises the funds identified in its current offering, it may have insufficient proceeds to obtain profit absent additional capital which may not be obtained in the future. Even if additional capital is obtained in the future, there can be no assurance that it will be on terms and conditions favorable to the Company or that the Company will be profitable. In addition to the planned field expenditures, Rio Bravo will require working capital to cover interest expense derived from the preferred share issuance, geological, general and administrative expenses. In the event oil production is not established, these ongoing expenses will reduce the company’s ability to fund additional field expenditures.

Additional Financing Requirements

If additional oil and gas reserves are found to exist, substantial additional financing will be needed to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company may not have sufficient proceeds to conduct such work and, therefore, may be required to obtain the necessary funds either through further debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any other financing. These various financing alternatives may dilute the interest of the Company's Stockholders and/or reduce the Company's interest in the properties.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

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The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool.” No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods. The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

Going Concern

We have incurred net losses since inception through September 30, 2011.  At September 30, 2011 we had very limited assets and a negative working capital.  The report of our independent registered public accounting firm on our financial statements for the year ended September 30, 2011 contains an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

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Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 5858 Westheimer, Suite 699, Houston, TX 77057. The Company occupies certain offices of South Oil Co. on a gratis basis. At some time in the future, it is expected that the Company will have its own offices and will enter into a lease for such offices.

Disclosure of oil and gas operations

For the following tables and other disclosures in regards to the Company's oil and gas reserves, production and sales and well data, the Company has one geographic area - the Unites States.

The following information regards properties contributed into Rio Bravo Oil, LLC by its members for the year ended December 31, 2010.

As of December 31, 2010 Rio Bravo Oil, LLC had no proved reserves. The limited production from workover operations within the Bateman formation in 2010 was not sufficient to produce proved reserves as of December 31, 2010.

Net Drilling Activity completed for the year ended December 31, 2010 was as follows

Exploratory wells	--
Development wells	--
Dry wells	--
Total	--

As of December 31, 2010 all wells started on both fields were still in process. Those included the three well plus salt water disposal well program on the Tiller field within the Luling-Edwards formation and the five well shallow drilling program within the Bateman formation. The completion of the Luling-Edwards drilling program in Q1 2011 resulted in all three wells being temporarily abandoned as dry holes plus the saltwater disposal well. Efforts to begin the new Luling Edwards drilling program were temporarily suspended during the fourth quarter of 2011 pending completion of the Pan American transaction. The Company expects the operator to begin work on the program in the first quarter of 2012.

In November and December 2011, the operator completed operations on 2 Bateman wells started in 2010. Four of the five wells went on test production and the Company expects to report proved reserves for this field as of December 31, 2011. The fifth well is awaiting determination of whether to proceed with additional re-completion efforts.

Gross and net productive wells as of December 30, 2010 were 63 and 9.45, respectively all within the Bateman formation. We had no productive gross or net wells within the Luling-Edward formation as of December 31, 2010.

Gross and net acreage was as follows as of December 31, 2010:

	Gross	Net
Developed	1,320	149
Undeveloped	4,500	2,143

Total	5,823	2,292

Production

The following table summarizes average volumes and realized prices of oil sold from our properties and our production costs per barrel of oil for the year ended December 31, 2010. These amounts are for our sales from the Bateman formation as there were no sales from the Luling-Edwards formation in 2010.

Net oil sales (bbl)	492
Average realized oil sales price (per bbl)	$88.19
Production costs per bbl:
Production taxes	$3.65
Lease operating expenses*	$64.33

* This includes leasehold operating expenses for the fields on the Luling-Edwards formation. For the producing Bateman field only, the lease operating expense per bbl is $20.36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of February 13, 2012, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 10% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Class	Name and Address (2)	Nature of Beneficial Ownership	Number of Shares	Percent of Class (1)

Common	Thomas D. Bowman (3)	President, Chief Executive Office
		And Director	-0-	0.00%

Common	Carlos E. Buchanan II (3)	Treasurer, Chief Financial Officer
		and Director	-0-	0.00%

Common	Lynden Rose(3)	Secretary and Director	-0-	0.00%

Common	Paul Vassilakos (4)	Former Officer and Director	2,216,667	69.75%
	180 Madison Avenue
	Suite 1702
	New York, NY 10016.

Common	Miles Leahy	Former Officer and Director	-0-	0.00%
	180 Madison Avenue
	Suite 1702
	New York, NY 10016.

Common	Petrina Advisors, Inc.	10% shareholder	2,216,667	69.75%
	180 Madison Avenue
	Suite 1702

Common	All Directors and Officers as a Group (3 persons)		-0-	0.00%

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(1)	This table is based upon 3,178,000 issued and outstanding on February 13, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(2)	Unless indicated otherwise, the address of the shareholder is 5858 Westheimer, Suite 699, Houston, TX 77057
(3)	Indicates an officer and/or director of the Company
(4)	Shares held by Petrina Advisors, Inc.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  There are no classes of stock other than common stock issued or outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Thomas D. Bowman	51	President, Chief Executive Officer and Director
Carlos E. Buchanan II	38	Treasurer, Chief Financial Officer and Director
Lynden Rose	51	Secretary and, Director

Thomas D. Bowman

Mr. Bowman has been President, Chief Executive Officer and a Director of the Company since February 2012. He is a leading oil and gas exploration executive. He has a 29-year track record of developing and management of energy assets. With 28 years of experience, Bowman has had great success working conventional exploration and production prospects and unconventional resource plays. He has led exploration teams which have delivered over $1 billion in shareholder returns over the past decade. Most recently, Mr. Bowman became VP of Exploration for TX Oil, Limited where he is working to establish a billion barrel field in the Caspian Sea. He concurrently is the VP of Exploration of ZAZA Energy, LLC, an independent oil and gas firm focused on resource developments, which recently merged with Toreador NASDAQ:TRGL). Over the past ten years, he has been focused on Domestic and International oil and gas resource plays. Mr. Bowman has evaluated most of the current and future resource plays in North America and has been involved with completion of almost 1,000 horizontal resource wells in a majority of the current resource plays.

Mr. Bowman has gained substantial experience in advanced exploration techniques in both domestic and international petroleum exploration. He began his career working in the field in Alaska and worked for Tenneco Oil Company from 1981 until 1988. He worked on a range of projects from frontier exploration to low risk, large reserve oil and gas prospects in the Permian Basin. Following the sale of Tenneco Oil Company in 1988, he worked for Fina Oil and Chemical until 1995. He directed exploration efforts in New Mexico and West Texas and later worked the emerging sub-salt and deep water plays in the Offshore Gulf of Mexico. He also worked on several international exploration projects and participated in adding more than 1 TCF in new reserves. Mr. Bowman consulted for a number of clients both domestically and internationally, defining large potential exploration and production oil and gas plays through integrating advanced geophysical techniques and geological data. He has been successful in the U.S. in a variety of geophysical defined plays such as the deep Ellenburger of the Nevada Basin, the Marathon-Ouachita-Appalachian Overthrust, the Tertiary section of Upper Coast Texas and the Miocene of South Louisiana.

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He has considerable experience in the Former States of the Soviet Union including various basins of Kazakhstan and the West Siberian Basin of Russia, North Sea, and west Coast of Africa. Mr. Bowman developed exploration drilling opportunities throughout Texas and deep water offshore Eastern Canada for Bass Enterprises Production Company until joining Aspect Abundant Shale LP. As an Evaluation Manager for AASPL, Mr. Bowman was working on domestic and international shale gas resource plays, including the Barnett, Fayette, Bakken, Eagle Ford, Woodford, Cana and Marcellus Shale.

Mr. Bowman has enjoyed great success working on conventional exploration and unconventional resource plays. He has authored many papers and presentations on topics from geophysical advancements to the evaluations of resource plays. He earned a B.S. degree from Montana College of Mineral Science and Technology focusing on Geophysics and Geology and is a licensed member of the Texas Board of Geoscientist.

Carlos E. Buchanan II

Mr. Buchanan has been our Treasurer, Chief Financial Officer and a Director of the Company since February 2012. He has 15 years of executive experience in the oil and gas and energy service industries. He has had progressive levels of financial responsibility with both public and private companies. Mr. Buchanan serves as CFO of TX Oil, Limited, a Exploration and Production company formed by Mark Bush and Neil Bush to develop a multi billion barrel field in the Turkmenistan sector of the Caspian Sea. In addition to all financial and administrative functions, Mr. Buchanan spearheaded the development of the company's geologic and economic presentation to the Petroleum Agency of Turkmenistan. He has participated in the expansion of the company's commercial opportunities including evaluation and negotiation of projects in Czech Republic, Slovakia, Kazakhstan and Russia. In 2005, Mr. Buchanan joined South Oil, Inc. an independent oil and gas company as CFO. He supported the company's expansion into the Barnett Shale, including the structuring and raise of a $25 million mezzanine line. He then developed an offer to refinance the project with a top tier equity firm. The management team was also contracted to run a wholly owned operating company of a TSX public company. As CFO he implemented financial controls, accounting systems, and reported to IFRS standards.

Mr. Buchanan has over 20 years of financial and executive experience with clients ranging from Fortune 500 companies to startup ventures. As founder and CEO of Buchanan Ventures, Inc., he has supported over 65 companies at critical decision points through intensive consulting assignments including acting executive management positions. His assignments included the development of financial plans, business plans, asset valuation, project financing, acquisitions, divestitures, investment banking, and management of high growth companies. He has participated in a highly diverse project flow, having completed numerous engagements in oil & gas, capital and infrastructure developments, natural resources, commercial aviation, health care, insurance, marketing, software, finance, and information technology.

Mr. Buchanan received his BBA in Finance and Entrepreneurship at the University of Houston. During his graduate studies he received the coveted Texas Business Hall of Fame Scholarship, and was the Chief Administrator of the Entrepreneur Program, the #1 undergraduate entrepreneur program in the nation ranked by Princeton Review. Mr. Buchanan remains active at the University teaching, mentoring students, developing curriculum, and is the Chairman of the Wolff Alumni Organization.

Lynden Rose

Mr. Rose has been our Secretary and a Director of the Company since February 2012. Mr. Rose is a partner in the law firm of Stanley, Frank & Rose, LLP in Houston. Since 1992, he also has served as counsel to the West Palm Beach law firm The Rose Law Firm. From 2004 until 2007, Mr. Rose was a partner in the law firm of Lynden B. Rose, P.C. and from 2002 until 2004, Mr. Rose was a sole practitioner in the law firm of Lynden B. Rose, Attorney at Law, in Houston. From 1992 until 2000, he was a Partner in the law firm of Wilson Rose & Associates. Since 2003, Mr. Rose also served as President of LM Rose Consulting Group, and since 1991, he has served as President of Rose Sports Management, Inc. Mr. Rose has been a director of Red Mountain Resources, Inc. since February 2011. Mr. Rose is a member of the Oil, Gas and Energy Resources Law Section of the State Bar of Texas. From 1982 until 1984, he was a professional basketball player drafted by the Los Angeles Lakers and played with the Las Vegas Silvers and in Europe. Mr. Rose graduated from the University of Houston and received his Juris Doctorate from the University of Houston.

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There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2009 and 2010 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at September 30, 2011.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2011:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Related Transactions

Structure of Offering of Shares. As almost universally occurs in any private placement, the whole nature of the Offering is structured by Management, who itself has a direct interest in the relative terms of the Offering structure. In part, this includes not only the price at which the Shares are offered and certain other structural matters required of the Company in its future operations. There is no way in which these can be negotiated on an arms-length basis. This is one of the functions that is served by an independent securities underwriter in a public offering. When an underwriter is present in a transaction, that underwriter acts, in part, as an advocate for the prospective investors. Therefore, each prospective investor must himself carefully scrutinize the terms of this Offering and seek his or her own counsel on the fairness of the terms. By choosing to invest in this Company, an investor will be indicating his or her acceptance of its terms in the manner structured by Management.

Due Diligence. The details of the business set forth herein are subject to the same conflict. There was no independent third-party investigation of the principals, the Company, the transactions and the underlying assumptions. The only information set forth is that presented by the Company itself. As a result, there may be conflicting interests inherent in such matters, notwithstanding all attempts at fairness and completeness.

Management and Controlling Shareholders. The Company’s controlling shareholders and Management may be consultants to or owners in other oil and gas properties located within the State of Texas and within the general project area, as well as other oil and gas companies. The Company anticipates that the Board of Directors will adopt a Code of Ethics related to such matters and that all such conflicts and matters will be reviewed by the Company’s Board of Directors. At this time, the Company does not believe that any such conflicts will have a material impact on the accomplishment of the Company’s business plan.

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Cross-Ownership. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Market Information

Our common stock is currently listed on the OTC Bulletin Board under the symbol “RIOB.”  We began listing on the OTC Bulletin Board on March 17, 2011.

The following table sets forth the high and low bid information for each quarter within the two most recent fiscal years.  The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year
Ended		Bid Prices
September 30,	Period	High	Low

2010	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	N/A	N/A

2011	First Quarter	N/A	N/A
	Second Quarter	$0.00	$0.00
	Third Quarter	$0.25	$0.15
	Fourth Quarter	$0.25	$0.15

2012	First Quarter	$0.25	$0.25

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Holders

As of February 13, 2012, there were 3,178,000 shares of our common stock outstanding held by approximately 10 holders of record of our common stock and numerous shareholders holding shares in brokerage accounts.  Of these shares, approximately 675,000 were held by non-affiliates.

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Dividend Policy

The Series A Preferred Shares carry a Cumulative Dividend payable at a rate of three percent (3%) per annum. We have never paid cash dividends on our common stock.  Under Nevada law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On February 13, 2012, the Company entered into a Share Exchange Agreement (“SEA”) with Pan American Oil Company, LLC, a Texas Limited Liability Company (“Pan American”) pursuant to which the Company exchanged 5,500,000 shares of its Series A Convertible Redeemable Preferred Stock and assumed certain liabilities in the aggregate amount of approximately $3.0 million for 100% of the members’ ownership interest in Pan American. The Series A Convertible Redeemable Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 shares and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations).

On December 21, 2011, the Company borrowed $200,000 from Michael J. Garnick evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on February 15, 2012. As an inducement to making the loan. The Company issued 3,000 shares of its Common Stock to the holder, which following the thirty for one forward split implemented by the Company on or about February 15, 2012 will be 90,000 shares on a post-split basis.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock, par value $.001 per share and 30,000,000 shares of Preferred Stock par value $.001 per share. As of February 13, 2012, there were 3,178,000 shares of Common Stock outstanding on a primary and fully-diluted basis and 5,500,000 shares of Preferred Stock issued and outstanding. The following descriptions of the Company's securities do not purport to be complete and are subject in all respects to applicable law and to the provisions of the Company's Articles of Incorporation and Bylaws of the Company.

Shares

The Company has authorized capital of 150,000,000 shares of capital stock, 120,000,000 of which is designated Common Stock par value $.001 and 30,000,000 of which is designated Preferred Stock par value $.001. Following the forward split of its Common Stock which will become effective on or about February 15, 2012 and the pending cancellation of 66,500,010 shares by Petrina Advisors, Inc., the Company will have 28,839,990 shares of Common Stock issued and outstanding. The Company also has 5,500,000 shares of Series A Convertible Redeemable Preferred Stock issued and outstanding, having been issued in connection with the Pan American transaction.

In connection with the acquisition of the Company’s initial working assets and the funding of working capital and capital expenditures:

1) On December 21, 2011, the Company borrowed $200,000 from Michael J. Garnick evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on matures on February 15, 2012. As an inducement to making the loan. The Company issued 3,000 shares of its Common Stock to the holder, which following the thirty for one forward split to be implemented by the Company on or about February 15, 2012 will be 90,000 shares on a post-split basis.

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2) On January 5, 2012, the Company lent $150,000 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

3) On February 9, 2012, the Company lent $506,250 to Pan American Oil Company, LLC evidenced by a Promissory Note. Under the terms of the note, the loan bears interest at a rate of ten percent (10%) per annum payable at Maturity. The Note matures on June 30, 2012.

4) In July 2011, Pan American Oil Company, LLC entered into a preliminary purchase and sale agreement with Rio Bravo Oil, LLC in which Pan American agreed to purchase all of Rio Bravo Oil, LLC’s right, title and interest in its approximate 27% working interest and 23% net revenue interest in certain leaseholds in the Luling-Edwards Field. The purchase price was approximately $1.5 million in cash with a requirement to close on or before November 30, 2011. The agreement was subsequently modified to include Rio Bravo’s approximate 3.345% working interest and 12.5% net revenue interest (after overrides) in certain leaseholds in the Bateman Field and the purchase price was increased to include approximately an additional $1.7 million in cash with the acquisition date extended until Pan American was able to arrange funding. In February 2012 the agreement was modified again such that the assets included in the amended purchase and sale agreement included the original Luling-Edwards Field leaseholds and an option to purchase the Bateman Field leaseholds. The purchase price was amended to $2 million in cash and 5,500,000 shares of Series A preferred stock of the Company. This transaction closed on February 13, 2012. In November 2011, Pan American Oil Company, LLC entered into two separate purchase and sale agreements with entities that were sold partial interests in the Luling-Edwards field by Rio Bravo Oil, LLC in March 2010. The agreements called for Pan American to purchase approximately 20.75% net revenue interest and 30% working interest in the leaseholds in the Luling-Edwards field and had a combined purchase price of $300,000 in cash and the contingent requirement of Pan American, if it was to be acquired by a public company, to deliver $500,000 worth of shares of preferred stock Pan American acquired in its sales to the public company.

5) On February 13, 2012, the Company entered into a Share Exchange Agreement (“SEA”) with Pan American pursuant to which the Company (a) exchanged 5,500,000 shares of its Series A Convertible Redeemable Preferred Stock for 100% of the members’ ownership interest in Pan American, (b) assumed $2,667,250 of Pan American debt and (c) assumed approximately $350,000 in Pan American short term liabilities primarily comprising transaction expenses and securities laws compliance expense incurred in connection with the transaction.

The Pan American debt assumed by the Company included (a) an obligation in the face amount of approximately $600,000 payable by Pan American to GS Izzy, LLC, (b) an obligation in the face amount of approximately $1,300,000 payable to ABS Energy Exploration, LLC, (c) an obligation in the amount of approximately $111,000 payable by Pan American to certain of its affiliates, (d) the satisfaction of an obligation in the face amount of $506,250 payable by Pan American to the Company and (e) the satisfaction of an obligation in the amount of $150,000 payable by Pan American to the Company.

The Series A Convertible Redeemable Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 shares (calculated based on Company Common Stock issued and outstanding subsequent to a pending forward 30 for one stock split scheduled to be effective on or about February 15, 2012) and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations).

6) The Company plans to to issue a total of 4,000,000 shares of Series B Convertible Preferred Stock—(a) 3,250,000 shares in connection with the purchase of the Numa Luling assets and (b) the Company intends to sell 750,000 Series B Preferred shares for $750,000 cash. The Series B Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a .75 for one basis into an aggregate of 5,333,333 shares.

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7) The Company plans to enter into an agreement to purchase an 80% working interest (20% carried interest is retained by Seller) in the Caltex leasehold from Eagle Ford Oil Co., LLC (shallow and deeper rights associated with the Luling Edwards Fields leasehold) for cash in the amount of $1,800,000. Certain owners of Pan American hold an ownership interest in the Eagle Ford assets which the Company proposes to purchase

8) The Company plans to conduct an offering of 10 million Series A Convertible Redeemable Preferred Stock to new investors at $1.00 per share. If fully subscribed, the Offering will raise net proceeds of $10,000,000. The Series A Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 10,000,000 shares. The Series A Preferred shares bear a cumulative preferred dividend at a rate of three percent (3%) per annum.

9) The Company plans to conduct a Unit Offering to new investors to raise an additional $4,500,000 cash. Each Unit will comprise the investor’s pro-rata share of an aggregate of 6,000,000 Common Shares valued at $0.75 per share and Warrants to purchase an aggregate of 3,000,000 Common Shares exercisable at $1.50 per share.

On a fully converted basis, the aforementioned transactions will result in the following issued and outstanding Company Common Shares:

	Pre-Split	Post-Split

Shares outstanding Feb 13, 2012	3,178,000	95,340,000

Less shares to be cancelled in the future	(2,216,667)	(66,500,010)

Net	961,333	28,839,990

Conversion of Series A Preferred		15,500,000

Conversion of Series B Preferred		5,333,333

Units Offering--Common Stock		6,000,000

Units Offering--Exercise of Warrants		3,000,000

TOTAL		58,673,323

Preferred Stock

The Company has authorized the issuance of up to 30,000,000 shares of Preferred Stock par value $.001 in such amounts and series as may be determined by the Company’s Board of Directors.

The Company issued 5,500,000 shares of Series A Convertible Redeemable Preferred Stock valued at $1.00 per share to Pan American in consideration of the acquisition of Pan American through the Share Exchange Agreement. The Series A Preferred Shares is convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 (post-split) shares. The Series A Preferred Shares carry a Cumulative Dividend payable at a rate of three percent (3%) per annum and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations). Series A Preferred Shares are entitled to vote with Common Shares on an as-converted basis.

Further, the Company plans to issue a total of 4,000,000 shares of Series B Convertible Preferred Stock—(a) 3,250,000 shares in connection with the purchase of the Numa Luling assets and (b) 750,000 shares for $750,000 cash. The Series B Preferred Shares will be convertible in accordance with the terms of the Certificate of Designations, Rights and Preferences, at the option of the holder, into shares of Company Common Stock on a .75 for one basis into an aggregate of 5,333,333 (post-split) shares. Series B Preferred Shares are entitled to vote with Common Shares on an as-converted basis.

Finally, the Company plans to conduct an Offering to sell up to an additional 10 million shares of Series A Convertible Redeemable Preferred Stock to new investors at $1.00 per share. If fully subscribed, the Offering will raise gross proceeds of $10,000,000. These additional Series A Preferred Shares will be convertible into an aggregate of an additional 10,000,000 shares of Company Common Stock.

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Common Stock

The Company has authorized the issuance of up to 120,000,000 of Common Stock par value $.001. As of the date of this report, the Company has 3,178,000 shares (on a pre-split basis) of Common Stock issued and outstanding of approximately 675,000 shares are held by affiliates of the Company.

The Company plans to conduct an offering to sell Units to new investors to raise an additional $4,500,000 cash. Each Unit would comprise the investor’s pro-rata share of an aggregate of 6,000,000 newly-issued (post-split) Common Shares (on a post-split basis) valued at $0.75 per share and Warrants to purchase an aggregate of 3,000,000 Common Shares (on a post-split basis) exercisable at $1.50 per share.

At all elections of directors of the corporation, each holder of shares of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Registrant

The financial statements for Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) originally filed in the following filings are incorporated by reference:

•	The Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) Form 10-K Annual Report for the fiscal year ended September 30, 2011 which was filed on December 29, 2011;

•	The Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) Form 10-Q Quarterly Report for the quarterly period ended December 31, 2011 which was filed on February 6, 2012.

(b) Financial Statements of Businesses Acquired

As a result of the transactions detailed in this Report described in Item 1.01, the registrant is filing Pan American’s and Rio Bravo Oil, LLC’s audited financial information and unaudited interim financial information as Exhibit 99.2 to this report.

(c) Pro-Forma Financial Information

Pro-forma financial information has not been included, as it would not be materially different from the financial information of Pan American as referenced above.

(d) Exhibits

NUMBER	DESCRIPTION

2.1	Purchase and Sale Agreement by and between Rio Bravo Oil, L.L.C. and Pan American Oil Company, L.L.C. dated as of July 19, 2011.

2.2	Share Exchange Agreement by and between the Company and Pan American Oil Company, LLC, a Texas limited liability company dated as of February 13, 2012.

2.3	Promissory Note in the face amount of $200,000 dated December 21, 2011 between the Company and Michael J. Garnick.

2.4	Promissory Note in the face amount of $150,000 dated January 5, 2012 between the Company and Pan American Oil Company, LLC.

2.5	Promissory Note in the face amount of $506,250 dated February 9, 2012 between the Company and Pan American Oil Company, LLC.

3.1	Articles of Incorporation of Rio Bravo Oil, Inc. (f/k/a Soton Holdings Group, Inc.)(1)

3.2	Certificate of Amendment to Articles of Incorporation dated December 29, 2012

3.3	Certificate of Amendment to Articles of Incorporation dated February 10, 2012

4.1	Certificate of Rights, Designations and Preferences Series A Convertible Redeemable Preferred Stock

99.1	(a) Rio Bravo Oil LLC (An Exploration Stage Company)—Audited Financial Statements for the periods ended December 31, 2010 and 2009

(b) Rio Bravo Oil LLC (An Exploration Stage Company)—Interim Financial Statements for the periods ended September 30, 2011 and 2010

(c)  Pan American Oil Company LLC—Interim Financial Statements for the period ended September 30, 2011

Note: Other financial statements that are required in this filing are the Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) financial statements which were filed in its Form 10-K Annual Report for the fiscal year ended September 30, 2011 which were filed with the U.S. Securities and Exchange Commission on December 29, 2011 and the financial statements included in its Form 10-Q Quarterly Report for the quarterly period ended December 31, 2011 which were filed with the U.S. Securities and Exchange Commission on February 6, 2012, both of which are incorporated by reference.

(1) Incorporated by reference from the Company’s Form S-1 Registration Statement filed with the Commission on November 4, 2010, SEC file no. 333-170-330.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Bravo Oil, Inc.

By:	/s/ Thomas D. Bowman
Name: Thomas D. Bowman
Title: President and Chief Executive Officer

By:	/s/ Carlos Buchanan
Name: Carlos Buchanan
Title: Treasurer and Chief Financial Officer
Dated: February 13, 2012

Dated: February 13, 2012

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EXHIBIT LIST

NUMBER	DESCRIPTION

2.1	Purchase and Sale Agreement by and between Rio Bravo Oil, L.L.C. and Pan American Oil Company, L.L.C. dated as of July 19, 2011.

2.2	Share Exchange Agreement by and between the Company and Pan American Oil Company, LLC, a Texas limited liability company dated as of February 13, 2012.

2.3	Promissory Note in the face amount of $200,000 dated December 21, 2011 between the Company and Michael J. Garnick.

2.4	Promissory Note in the face amount of $150,000 dated January 5, 2012 between the Company and Pan American Oil Company, LLC.

2.5	Promissory Note in the face amount of $506,250 dated February 9, 2012 between the Company and Pan American Oil Company, LLC.

3.1	Articles of Incorporation of Rio Bravo Oil, Inc. (f/k/a Soton Holdings Group, Inc.)(1)

3.2	Certificate of Amendment to Articles of Incorporation dated December 29, 2012

3.3	Certificate of Amendment to Articles of Incorporation dated February 10, 2012

4.1	Certificate of Rights, Designations and Preferences Series A Convertible Redeemable Preferred Stock

99.1	(a) Rio Bravo Oil LLC (An Exploration Stage Company)—Audited Financial Statements for the periods ended December 31, 2010 and 2009

(b) Rio Bravo Oil LLC (An Exploration Stage Company)—Interim Financial Statements for the periods ended September 30, 2011 and 2010

(c)  Pan American Oil Company LLC—Interim Financial Statements for the period ended September 30, 2011

Note: Other financial statements that are required in this filing are the Rio Bravo Oil, Inc. (formerly known as Soton Holdings Group, Inc.) financial statements which were filed in its Form 10-K Annual Report for the fiscal year ended September 30, 2011 which were filed with the U.S. Securities and Exchange Commission on December 29, 2011 and the financial statements included in its Form 10-Q Quarterly Report for the quarterly period ended December 31, 2011 which were filed with the U.S. Securities and Exchange Commission on February 6, 2012, both of which are incorporated by reference.

(1) Incorporated by reference from the Company’s Form S-1 Registration Statement filed with the Commission on November 4, 2010, SEC file no. 333-170-330.

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